                                                              EXECUTION COPY




                                 $2,800,000,000

                                CREDIT AGREEMENT

                         Dated as of December 19, 1994

                                     Among

                       FEDERATED DEPARTMENT STORES, INC.

                                  As Borrower
                                  -----------
                                      and

                        THE INITIAL LENDERS NAMED HEREIN

                               As Initial Lenders
                               ------------------
                                      and

                                 CITIBANK, N.A.

                            as Administrative Agent
                            -----------------------
                                      and

                                 CHEMICAL BANK

                                    As Agent
                                    --------
                                      and

                           CITICORP SECURITIES, INC.

                                  As Arranger
                                  -----------
                                      and

                            CHEMICAL SECURITIES INC.

                                 As Co-Arranger
                                 --------------

                           T A B L E   O F   C O N T E N T S



                                      ARTICLE I

                            DEFINITIONS AND ACCOUNTING TERMS
SECTION                                                                                   PAGE
1.01.    Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.02.    Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
1.03.    Accounting Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
1.04.    Currency Equivalents Generally   . . . . . . . . . . . . . . . . . . . . . . . .   36

                                      ARTICLE II

                            AMOUNTS AND TERMS OF THE ADVANCES
                               AND THE LETTERS OF CREDIT

2.01.  The Regular Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
2.02.  Making the Regular Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
2.03.  The Competitive Bid Advances   . . . . . . . . . . . . . . . . . . . . . . . . . .   40
2.04.  Repayment of Regular Advances  . . . . . . . . . . . . . . . . . . . . . . . . . .   45
2.05.  Termination or Reduction of the Commitments  . . . . . . . . . . . . . . . . . . .   45
2.06.  Prepayments of Regular Advances  . . . . . . . . . . . . . . . . . . . . . . . . .   46
2.07.  Interest on Regular Advances   . . . . . . . . . . . . . . . . . . . . . . . . . .   48
2.08.  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
2.09.  Conversion of Regular Advances   . . . . . . . . . . . . . . . . . . . . . . . . .   50
2.10.  Increased Costs, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
2.11.  Payments and Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
2.12.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
2.13.  Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
2.14.  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
2.15.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
2.16.  Defaulting Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

                                      ARTICLE III

                                 CONDITIONS OF LENDING

3.01.  Conditions Precedent to Initial Extension of Credit  . . . . . . . . . . . . . . .   66


3.02.  Conditions Precedent to Each Regular Borrowing, Issuance and Renewal  . . . . . .    71
3.03.  Conditions Precedent to Each Competitive Bid Borrowing   . . . . . . . . . . . . .   72
3.04.  Determinations Under Section 3.01  . . . . . . . . . . . . . . . . . . . . . . . .   73

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.01.  Representations and Warranties of the Borrower   . . . . . . . . . . . . . . . . .   73

                                    ARTICLE V

                            COVENANTS OF THE BORROWER
5.01.  Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
5.02.  Negative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
5.03.  Reporting Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
5.04.  Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106

                                   ARTICLE VI

                               EVENTS OF DEFAULT

6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
6.02.  Actions in Respect of the Letters of Credit upon Default   . . . . . . . . . . . .  112

                                  ARTICLE VII

                     THE ADMINISTRATIVE AGENT AND THE AGENT

7.01.  Authorization and Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
7.02.  Administrative Agent's and Agent's Reliance, Etc.  . . . . . . . . . . . . . . . .  113
7.03.  Citibank, Chemical and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .  114
7.04.  Lender Party Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
7.05.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
7.06.  Successor Administrative Agents  . . . . . . . . . . . . . . . . . . . . . . . . .  116
7.07.  Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117

                                  ARTICLE VIII

                                 MISCELLANEOUS

8.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117



8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
8.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
8.04.  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
8.05.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
8.06.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
8.07.  Assignments, Designations and Participations  . . . . . . . . . . . . . . . . . . . . . .  121
8.08.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  126
8.09.  No Liability of the Issuing Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  126
8.10.  Release of Collateral.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
8.11.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
8.13.  Jurisdiction, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
8.14.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
8.15.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128


SCHEDULES
- - ---------

Schedule I                  -     Commitments and Applicable Lending Offices

Schedule II                 -     Guarantors

Schedule 2.04(a)            -     Amortization of Term Advances

Schedule 2.14(g)            -     Existing Letters of Credit

Schedule 3.01(e)            -     Surviving Debt

Schedule 3.01(g)            -     Disclosed Litigation

Schedule 4.01(b)            -     Subsidiaries

Schedule 4.01(d)            -     Authorizations and Approvals

Schedule 4.01(n)            -     Plans, Multiemployer Plans and Welfare Plans

Schedule 4.01(bb)           -     Open Years

Schedule 4.01(ff)           -     Net Operating Loss Carryforwards

Schedule 4.01(jj)           -     Existing Debt

Schedule 4.01(ll)           -     Investments

Schedule 5.02(a)            -     Existing Liens

Schedule 5.02(b)            -     Cash Management System



EXHIBITS
- - --------

Exhibit A-1      -          Form of Term Note

Exhibit A-2      -          Form of Working Capital Note

Exhibit A-3      -          Form of Competitive Bid Note

Exhibit B-1      -          Form of Notice of Borrowing

Exhibit B-2      -          Form of Notice of Competitive Bid Borrowing

Exhibit C        -          Form of Assignment and Acceptance

Exhibit D        -          Form of Designation Agreement

Exhibit E        -          Form of Security Agreement

Exhibit F        -          Form of Guaranty

Exhibit G-1      -          Form of Opinion of Counsel for the Loan Parties

Exhibit G-2      -          Form of Opinion of General Counsel to the Borrower

                                CREDIT AGREEMENT


                 CREDIT AGREEMENT dated as of December 19, 1994 among FEDERATED DEPARTMENT STORES, INC., a Delaware corporation ("FEDERATED", and together with the Surviving Corporation (as hereinafter defined) following the Merger, the "BORROWER"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") listed on the signature pages hereof, CITIBANK, N.A. ("CITIBANK"), as administrative agent (together with any successor appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined), CHEMICAL BANK ("CHEMICAL"), as agent (the "AGENT"), CITICORP SECURITIES, INC., as arranger (the "ARRANGER"), and CHEMICAL SECURITIES INC., as co-arranger (the "CO-ARRANGER").

PRELIMINARY STATEMENTS:

                 (1) R. H. Macy & Co., Inc., a Delaware corporation (the "COMPANY"), and certain of its Subsidiaries (as hereinafter defined) (together with the Company, the "DEBTORS") are debtors and debtors in possession under Chapter 11 of the Bankruptcy Code (11 U.S.C. Section Section 101 ET SEQ.; the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT").

                 (2) The Debtors have filed an amended joint plan of reorganization (as amended or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents (as hereinafter defined), the "PLAN OF REORGANIZATION") for the resolution of the outstanding creditor claims against and equity interests in the Company and the other Debtors.

                 (3) The Plan of Reorganization contemplates, among other things, that Federated and the Company will merge.

                 (4) Pursuant to the Agreement and Plan of Merger dated as of August 16, 1994 (as amended or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents, the "MERGER AGREEMENT") between Federated and the Company, Federated has agreed to consummate a merger (the "MERGER") with the Company in which the Company will be the surviving corporation (the "SURVIVING CORPORATION"). At the time of the Merger, the Borrower will be reorganized (the "REORGANIZATION"), with certain divisions and certain other business units of the Borrower constituting direct or indirect wholly owned Subsidiaries of the Surviving Corporation holding all assets of such divisions and units material or necessary to the conduct of the business of such divisions and units, substantially as described on pages 47 and 48 of the Disclosure Statement (as hereinafter defined).

                 (5) Upon consummation of the Merger and the Reorganization, the Surviving Corporation will change its name from R. H. Macy & Co., Inc. to Federated Department Stores, Inc.

                 (6) The Borrower has requested that, immediately upon the consummation of the Merger and the Reorganization, the Lenders lend to the Surviving Corporation up to $2,800,000,000 in order to pay to certain creditors of the Debtors the cash consideration for their claims against the Debtors, pay transaction fees and expenses, refinance certain Existing Debt (as hereinafter defined) of Federated and provide working capital for the Surviving Corporation and its Subsidiaries. The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


                 SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "ADJUSTED DEBT" means, at any time, the amount by which (a) Consolidated Debt (other than Debt of the type referred to in clauses
         (f) and (h) in the definition of "DEBT") of the Borrower and its Subsidiaries exceeds (b) the sum of (to the extent otherwise included in the calculation of Consolidated Debt under clause (a) above) (i) non-recourse Debt of Ridge Capital Trust II outstanding under the May Note Monetization Facility and (ii) non-recourse Debt and Debt consisting of indemnification obligations and guaranties thereof, in each case of the Borrower or any of its Subsidiaries outstanding under the Receivables Financing Facility, in each case calculated on a Consolidated basis in accordance with GAAP.

                 "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                 "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Account Name:
         Medium Term Finance, Reference: Federated.

                 "ADVANCE" means a Term Advance, a Working Capital Advance, a Competitive Bid Advance, a Swing Line Advance or a Letter of Credit Advance.

                 "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                 "AGENT" has the meaning specified in the recital of parties to this Agreement.

                 "ALTERNATIVE CURRENCY" means lawful money of Austria, Belgium, the Federal Republic of Germany, France, Italy, the Swiss Confederation, the United Kingdom and such other lawful currencies other than Dollars that are freely transferable and convertible into Dollars as the Borrower, with the consent of the Administrative Agent and the applicable Issuing Bank, shall designate.

                 "APPLICABLE LENDING OFFICE" means, with respect to each Lender and each Issuing Bank, such Lender's or such Issuing Bank's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                 "APPLICABLE MARGIN" means, as of any date, 0% per annum for Base Rate Advances, and (a) from the date hereof until July 31, 1995, the percentage per annum for Eurodollar Rate Advances set forth below for level 5 and the percentage per annum for Trade Letters of Credit set forth below for level 5 and (b) thereafter, a percentage per annum for Eurodollar Rate Advances and Trade Letters of Credit determined by reference to the Interest Coverage Ratio and Debt Rating as set forth below:

                                                                       DEBT RATING            EURODOLLAR          TRADE
                                      INTEREST COVERAGE                                          RATE           LETTERS OF
                               LEVEL        RATIO               -----------------------        ADVANCES           CREDIT
                                                                    S&P         MOODY'S
                               -------------------------------------------------------------------------------------------
                               1      4.50:1 or greater         BBB+ or       Baa1 or           0.375%            0.250%
                                                                above         above

                               2      Less than 4.50:1 but      BBB           Baa2              0.500%            0.375%
                                      greater than or equal
                                      to 4.25:1

                               3      Less than 4.25:1 but      BBB-          Baa3              0.625%            0.425%
                                      greater than or equal
                                      to 3.75:1

                               4      Less than 3.75:1 but      BB+           Ba1               0.750%            0.500%
                                      greater than or equal
                                      to 3.25:1

                               5      Less than 3.25:1          BB or         Ba2 or            1.000%            0.625%
                                                                below         below

         The Applicable Margin for each Eurodollar Rate Advance and each Trade Letter of Credit shall be determined by reference to the Interest Coverage Ratio and Debt Rating in effect from time to time; PROVIDED, HOWEVER, that

                          (A) if the applicable Debt Ratings established by S&P and Moody's shall be the same grade and shall fall within the same level, and the Interest Coverage Ratio falls within a different level, the Applicable Margin shall be a percentage per annum equal to the lower of the two applicable percentages for such levels,

                          (B) if the applicable Debt Ratings established by S&P and Moody's shall be different grades, (i) if such grades are one grade apart, the Applicable Margin shall be a percentage per annum equal to the lower of (x) the lower of the two applicable percentages for such grades and (y) the percentage for the applicable Interest Coverage Ratio and (ii) if such grades are more than one grade apart, the Applicable Margin shall be a percentage per annum equal to the lower of
                 (x) the applicable percentage for the grade that is one grade below the Debt Rating with the higher grade and (y) the percentage for the applicable Interest Coverage Ratio,

                          (C) if only one of S&P and Moody's shall have in effect a Debt Rating, the Applicable Margin shall be a percentage per annum equal to the lower of (x) so long as both S&P and Moody's are engaged in the business of rating Debt, the applicable percentage for the grade that is one grade below the available Debt Rating, or if either S&P or Moody's is no longer engaged in the business of rating Debt, the applicable percentage for the available Debt Rating and (y) the percentage for the applicable Interest Coverage Ratio,

                          (D) if neither S&P nor Moody's shall have in effect a Debt Rating, the Applicable Margin shall be determined by reference to the Interest Coverage Ratio,

                          (E) no change in the Applicable Margin shall be effective until five Business Days after the date on which the Administrative Agent receives financial statements pursuant to
                 Section 5.03(c) or (d), in the case of a change in the Applicable Margin due to an increase in the Interest Coverage Ratio, and, in any case, a certificate of the chief financial officer of the Borrower demonstrating such Interest Coverage Ratio and Debt Rating, and no change in the Applicable Margin shall be effective, in the case of a change in the Applicable Margin due to a decrease in the Interest Coverage Ratio, until five Business Days after the date on which the Administrative Agent should have received financial statements pursuant to
                 Section 5.03(c) or (d) and a certificate of the chief financial officer of the Borrower demonstrating such Interest Coverage Ratio and Debt Rating,

                          (F) for the period from the date hereof until February 4, 1996, the Applicable Margin shall not decrease by more than one level and thereafter, the Applicable Margin shall not decrease by more than one level in any three-month period,

                          (G) during such time as the most recently available Consolidated financial statements of the Borrower are those for the second fiscal quarter in the Fiscal Year ending on February 3, 1996, (i) if EBITDA for the Measurement Period ending on the last day of such fiscal quarter shall exceed $410,000,000 and the Interest Coverage Ratio for such Measurement Period shall exceed 1.9:1, the applicable percentage for such Interest Coverage Ratio shall be deemed to be at level 4, and (ii) in all other cases, the applicable percentage for such Interest Coverage Ratio shall be deemed to be at level 5, and

                          (H) during such time as the most recently available Consolidated financial statements of the Borrower are those for the third fiscal quarter in the Fiscal Year ending on February 3, 1996, (i) if EBITDA for the Measurement Period ending on the last day of such fiscal quarter shall exceed $700,000,000 and the Interest Coverage Ratio for such Measurement Period shall exceed 2.13:1, the applicable percentage for such Interest Coverage Ratio shall be deemed to be at level 4, and (ii) in all other cases, the applicable percentage for such Interest Coverage Ratio shall be deemed to be at level 5;

         PROVIDED FURTHER, HOWEVER, that the foregoing is subject to the requirements contained in the definition of "DEBT RATING". For purposes of this definition, the term "grades" refers to the grades of the Debt Ratings established by S&P and the equivalent grades of the Debt Ratings established by Moody's.

                 "APPLICABLE PERCENTAGE" means, as of any date, (a) from the date hereof until July 31, 1995, 1/4 of 1% per annum, and (b) thereafter, a percentage per annum determined by reference to the Applicable Margin Level as set forth below:

                                         APPLICABLE            APPLICABLE
                                           MARGIN             PERCENTAGE
                                            LEVEL
                                              1                0.1500%

                                              2                0.1875%

                                              3                0.2000%

                                              4                0.2500%

                                              5                0.3125%


         The Applicable Percentage shall be determined by reference to the applicable level for the Applicable Margin in effect from time to time.

                 "APPROPRIATE LENDER" means, at any time, with respect to (a) the Term Facility or the Working Capital Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to

         Section 2.14(c) that are outstanding at such time, each such other Working Capital Lender and (c) the Swing Line Facility, (i) any Swing Line Bank and (ii) if the other Working Capital Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Working Capital Lender.

                 "ARRANGER" has the meaning specified in the recital of parties to this Agreement.

                 "ASGREC" means Allied Stores General Real Estate Company, a Delaware corporation and a direct wholly owned Subsidiary of the Borrower.

                 "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                 "AVAILABLE AMOUNT" of any Letter of Credit or any Documentary L/C means, at any time, the maximum amount available to be drawn under such Letter of Credit or Documentary L/C at such time (assuming compliance at such time with all conditions to drawing), provided that with respect to any Letter of Credit denominated in an Alternative Currency, such maximum amount shall be calculated as the equivalent Dollar amount, determined in accordance with Section 1.04, of the stated maximum amount.

                 "BANK HEDGE AGREEMENT" means any interest rate Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Lender.

                 "BANKRUPTCY CODE" has the meaning specified in the Preliminary Statements.

                 "BANKRUPTCY COURT" has the meaning specified in the Preliminary Statements.

                 "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                          (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Administrative Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by the Administrative Agent, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for the Administrative Agent with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, PLUS (iii) the average during such three-week period of the annual assessment rates estimated by the Administrative Agent for determining the then current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Administrative Agent in the United States; and

                          (c) 1/2 of one percent per annum above the Federal Funds Rate.

                 "BASE RATE ADVANCE" means a Regular Advance that bears interest as provided in Section 2.07(a)(i).

                 "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                 "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 405-448-38.

                 "BORROWING" means a Term Borrowing, a Working Capital Borrowing, a Competitive Bid Borrowing or a Swing Line Borrowing.

                 "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                 "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of (a) all expenditures (other than interest capitalized during construction) made, directly or indirectly, by such Person and its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                 "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                 "CARRY-OVER AMOUNT" has the meaning specified in Section
         5.02(o).

                 "CASH CAPITAL EXPENDITURES" means Capital Expenditures other than those referred to in clause (b) of the definition of "CAPITAL EXPENDITURES".

                 "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than one year from the date of acquisition thereof:

                          (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States,

                          (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States or any State thereof or any branch of a foreign bank that (i) is a Lender or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) below, and (iii) has combined capital and surplus of at least $100,000,000, to the extent Cash Equivalents under this clause (b) do not exceed $10,000,000 in the aggregate, or at least $500,000,000, to the extent such Cash Equivalents exceed $10,000,000 in the aggregate,

                          (c) commercial paper in an aggregate amount of no more than $75,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, or carrying an equivalent rating by a nationally recognized rating agency if both S&P and Moody's cease publishing ratings of investments,

                          (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (a) above entered into with any commercial bank organized under the laws of the United States or any State thereof or any branch of a foreign bank that (i) is a Lender or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) above or has a short term Debt rating of at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, and
                 (iii) has combined capital and surplus of at least $500,000,000, or

                          (e) Investments in money market or mutual funds that invest primarily in Cash Equivalents of the type described in clauses (a), (b) and (c) above.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                 "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                 "CHEMICAL" has the meaning specified in the recital of parties to this Agreement.

                 "CITIBANK" has the meaning specified in the recital of parties to this Agreement.

                 "CLEAN-DOWN AMOUNT" means (a) for the first Clean-Down Period occurring after the date hereof, the amount by which the aggregate amount of the Working

         Capital Commitments on the first day of such Clean-Down Period exceeds $900,000,000 and (b) for each Clean-Down Period occurring thereafter, the amount by which the aggregate amount of the Working Capital Commitments on the first day of such Clean-Down Period exceeds $1,000,000,000.

                 "CLEAN-DOWN PERIOD" means, for each consecutive 12-month period commencing on December 1 of each year, a period of 30 consecutive days commencing between December 1 and March 1 of such 12-month period, with the first such Clean-Down Period commencing no later than March 1, 1996, provided that if a Clean-Down Period has not commenced prior to March 1 of any such 12-month period, a Clean-Down Period shall commence on such date.

                 "CO-ARRANGER" has the meaning specified in the recital of parties to this Agreement.

                 "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for its benefit and the benefit of the Agent, the Lender Parties and the Hedge Banks.

                 "COLLATERAL DOCUMENTS" means the Security Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for its benefit and the benefit of the Agent, the Lender Parties and the Hedge Banks.

                 "COMMITMENT" means a Term Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

                 "COMPANY" has the meaning specified in the Preliminary Statements.

                 "COMPETITIVE BID ADVANCE" means an advance by a Working Capital Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section
         2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

                 "COMPETITIVE BID AMOUNT" means, at any time, the aggregate amount of the Competitive Bid Advances then outstanding.

                 "COMPETITIVE BID BORROWING" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Working Capital Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in
         Section 2.03.

                 "COMPETITIVE BID NOTE" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

                 "CONFIDENTIAL INFORMATION" means all information about the Borrower, the Company and their respective Subsidiaries that has been furnished by the Borrower, the Company or any of their respective Subsidiaries to the Administrative Agent, the Agent or any Lender Party whether furnished before or after the date of this Agreement, and regardless of the manner in which it is furnished, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent, the Agent or any Lender Party not permitted by this Agreement, (b) was available to the Administrative Agent, the Agent or any Lender Party on a non-confidential basis prior to its disclosure to the Administrative Agent, the Agent or such Lender Party or (c) becomes available to the Administrative Agent, the Agent or any Lender Party on a non-confidential basis from a Person other than the Borrower or any of its Subsidiaries that is not, to the best of the Administrative Agent's, the Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower or any of its Subsidiaries or is not otherwise prohibited from disclosing the information to the Administrative Agent, the Agent or such Lender Party.

                 "CONFIRMATION ORDER" has the meaning specified in Section 3.01(m)(ii).

                 "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                 "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Regular Advances of one Type into Regular Advances of the other Type pursuant to Section 2.09 or 2.10.

                 "CONVERTIBLE DEBENTURES" means the Senior Convertible Discount Notes due February 15, 2004 issued by the Borrower pursuant to the Senior Convertible Discount Note Agreement dated as of February 5, 1992, among the Borrower, the financial institutions party thereto and Citibank, as agent, and the Indenture dated as of April 8, 1993 between the Borrower and The First National Bank of Boston, as trustee.

                 "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                 "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                 "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than Obligations for property (excluding real property, capital stock and property subject to Capitalized Leases) and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeals bonds arising in the ordinary course of business), (d) all payment Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller, lessor or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all payment Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock (other than Obligations of such Person in respect of employee stock plans), valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; PROVIDED that the amount of Debt of the type referred to in clauses (i) and (j) above will be included within the definition of "DEBT" only to the extent of the amount of the obligations so guaranteed or otherwise supported.

                 "DEBTORS" has the meaning specified in the Preliminary Statements.

                 "DEBT RATING" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured Debt issued by the Borrower or, if applicable, the rating assigned (in writing) by either S&P or Moody's, as the case may be, to the "implied rating" of the Borrower's long-term senior unsecured Debt. For purposes of the foregoing, (a) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change, and (b) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                 "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                 "DEFAULTED ADVANCE" means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.16(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                 "DEFAULTED AMOUNT" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent, any other Lender or any Issuing Bank hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) any Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by such Swing Line Bank, (b) any Issuing Bank pursuant to
         Section 2.14(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to
         Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender, (d) any other Lender pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender or an Issuing Bank and (e) the Administrative Agent or any Issuing Bank pursuant to
         Section 7.05 to reimburse the Administrative Agent or such Issuing Bank for such Lender's ratable share of any amount required to be paid by the Lenders to the Administrative Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.16(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                 "DEFAULTING LENDER" means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                 "DESIGNATED BIDDER" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Section 8.07(f), (g) and (h) and (iii) is not otherwise a Working Capital Lender.

                 "DESIGNATION AGREEMENT" means a designation agreement entered into by a Working Capital Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto.

                 "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(g).

                 "DISCLOSURE STATEMENT" means the Disclosure Statement dated October 21, 1994 and filed with the Bankruptcy Court by the Debtors.

                 "DOCUMENTARY L/C" means any letter of credit (other than a Letter of Credit issued pursuant to this Agreement) that is issued for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such inventory.

                 "DOCUMENTARY L/C AMOUNT" means, at any time during a Non-Investment Grade Period, the Available Amount of Documentary L/Cs outstanding at such time and at any time during an Investment Grade Period, zero.

                 "DOLLARS" and the sign "$" each means lawful money of the United States.

                 "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                 "EBITDA" means, for any period, (i) the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) Net Interest Expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense (including, without limitation, amortization of (1) excess of cost over net assets acquired, (2) reorganization value in excess of amounts allocable to identifiable assets and (3) unearned restricted stock) and (f) unusual and extraordinary losses less (ii) unusual and extraordinary gains, in each case of the Borrower and its Subsidiaries determined in accordance with GAAP for such period.

                 "ELECTRONIC ISSUING BANK" has the meaning specified in Section 2.14(a).

                 "ELECTRONIC L/C" and "ELECTRONIC L/C RESERVE" each has the meaning specified in Section 2.14(a).

                 "ELIGIBLE ASSIGNEE" means (a) with respect to the Term Facility, (i) a Lender; (ii) an Affiliate of a Lender; or (iii) any other Person approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval not to be unreasonably withheld or delayed, (b) with respect to the Working Capital Facility, (i) a Working Capital Lender;
         (ii) an Affiliate of a Working Capital Lender; or (iii) any other Person approved by the Administrative

         Agent, the Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval not to be unreasonably withheld or delayed and (c) with respect to the Letter of Credit Facility, any Person approved by the Administrative Agent, the Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of any Loan Party shall qualify as an Eligible Assignee under this definition.

                 "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment by Hazardous Material, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                 "ENVIRONMENTAL LAW" means any federal, state, local or (to the extent applicable) foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance, relating to the environment, health, safety or Hazardous Materials.

                 "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of
         Section 414 of the Internal Revenue Code.

                 "ERISA EVENT" means (a) the occurrence of a Reportable Event with respect to any Plan; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to
         Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by any Loan Party or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                 "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                 "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Administrative Agent's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                 "EURODOLLAR RATE ADVANCE" means a Regular Advance that bears interest as provided in Section 2.07(a)(ii).

                 "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

                 "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                 "EXCESS CASH FLOW" means, for any Fiscal Year, an amount equal to Consolidated EBITDA of the Borrower and its Subsidiaries for such Fiscal Year,

         plus (A) (without duplication) the sum of

                          (i) if there was a net increase in Consolidated Current Liabilities (excluding, to the extent otherwise included therein, income taxes payable, Funded Debt and non-recourse Debt under the Receivables Financing Facility) of the Borrower and its Subsidiaries during such Fiscal Year, the amount of such net increase,

                         (ii) if there was a net decrease in Consolidated Current Assets (excluding, to the extent otherwise included therein, cash, Cash Equivalents, deferred income tax assets, Debt outstanding under the note receivable monetized pursuant to the May Note Monetization Facility and receivables sold under the Receivables Financing Facility) of the Borrower and its Subsidiaries during such Fiscal Year, the amount of such net decrease,

                        (iii) an amount equal to the lesser of (A) the Carry-Over Amount (if any) for such Fiscal Year and (B) the amount by which the Maximum Permitted Amount for such Fiscal Year exceeds the Cash Capital Expenditures actually made by the Borrower and its Subsidiaries on a Consolidated basis during such Fiscal Year, and

                        (iv)     the amount (if any) of unusual and
                 extraordinary cash gains during such Fiscal Year

                 LESS (b) (without duplication) the sum of

                          (i) if there was a net decrease in Consolidated Current Liabilities (excluding, to the extent otherwise included therein, income taxes payable, Funded Debt and non-recourse Debt under the Receivables Financing Facility) of the Borrower and its Subsidiaries during such Fiscal Year, the amount of such net decrease,

                         (ii) if there was a net increase in Consolidated Current Assets (excluding, to the extent otherwise included therein, cash, Cash Equivalents, deferred income tax assets, Debt outstanding under the note receivable monetized pursuant to the May Note Monetization Facility and receivables sold under the Receivables Financing Facility) of the Borrower and its Subsidiaries during such Fiscal Year, the amount of such net increase,

                        (iii) the amount of Cash Capital Expenditures actually made by the Borrower and its Subsidiaries on a Consolidated basis during such Fiscal Year,

                         (iv) the Carry-Over Amount (if any) for the immediately succeeding Fiscal Year,

                         (v)     the amount (if any) of unusual and
                 extraordinary cash losses during such Fiscal Year,

                         (vi) the amount of cash income taxes actually paid by the Borrower and its Subsidiaries on a Consolidated basis during such Fiscal Year,

                        (vii) the amount of Net Cash Interest and financing fees actually paid by the Borrower and its Subsidiaries on a Consolidated basis during such Fiscal Year, and

                       (viii) Funded Debt (excluding Funded Debt under the May Note Monetization Facility) of the Borrower and its Subsidiaries permanently repaid or prepaid by any of them (to the extent such Debt is not refunded or refinanced (other than with proceeds of the Advances) and to the extent such repayment or prepayment is permitted, in each case in accordance with the Loan Documents) during such Fiscal Year.

                 "EXISTING DEBT" means Debt of the Company, Federated and their respective Subsidiaries outstanding immediately before giving effect to the Merger.

                 "EXISTING LETTERS OF CREDIT" has the meaning specified in
         Section 2.14(g).

                 "FACILITY" means the Term Facility, the Working Capital Facility, the Swing Line Facility or the Letter of Credit Facility.

                 "FDS NATIONAL BANK" means FDS National Bank, a national banking association and an indirect wholly owned Subsidiary of the Borrower.

                 "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "FEDERATED" has the meaning specified in the recital of parties to the Agreement.

                 "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on the Saturday closest to January 31 in any calendar year.

                 "FIXED RATE ADVANCES" has the meaning specified in Section 2.03(a)(i).

                 "FNC" means Federated Noteholding Corporation, a Delaware corporation and a direct wholly owned Subsidiary of the Borrower.

                 "FRH" means Federated Retail Holdings, Inc., a Delaware corporation and a direct wholly owned Subsidiary of the Borrower.

                 "FUNDED DEBT" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by any successor entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination; PROVIDED that, with respect to the calculation of the financial ratios and the terms used in the covenants contained in this Agreement and the definitions related thereto, "GAAP" means generally accepted accounting principles in effect in the United States on the date of the financial statements referred to in Section 4.01(f), it being understood that, upon any change in GAAP as at such date that affects in any material respect the financial ratios and the covenants contained in this Agreement, the Borrower and the Administrative Agent will negotiate in good faith to adapt or conform any such financial ratios and covenants and the definitions related thereto to any such changes in GAAP to the extent necessary to maintain the original economic terms of such financial ratios and covenants as in effect under this Agreement on the date hereof, the Administrative Agent shall promptly notify the Lenders in writing of the negotiated changes to such financial ratios, covenants and definitions, and if, by the 30th day after the date such notice is given (i) the Required Lenders shall not have objected in writing to such changes, such changes shall be deemed to be effective, and this Agreement shall be deemed to be amended accordingly, as of such 30th day, without further action on the part of any party hereto or (ii) the Required Lenders shall have objected to such changes, then, until this Agreement shall be amended in accordance with the terms of Section 8.01 to reflect such changes as may be necessary to maintain the original economic terms of such financial ratios and covenants, the financial ratios and covenants immediately in effect prior to such amendment shall remain in effect.

                 "GUARANTORS" means the Subsidiaries of the Borrower listed on
         Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
         Section 5.01(l).

                 "GUARANTY" has the meaning specified in Section 3.01(m)(ix).

                 "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic" or words of similar import under any Environmental Law.

                 "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                 "HEDGE BANK" means any Lender in its capacity as a party to a Bank Hedge Agreement.

                 "INDEMNIFIED PARTY" has the meaning specified in Section
         8.04(b).

                 "INFORMATION MEMORANDUM" means, collectively, the information memoranda dated September 1994 and October 1994 used by the Arranger and Co-Arranger in connection with the syndication of the Commitments.

                 "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                 "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

                 "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                 "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of Consolidated EBITDA for the Measurement Period then most recently ended to Net Interest Expense for such Measurement Period determined in accordance with GAAP.

                 "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Regular Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that at any time when a Default (but not an Event of Default) has occurred and is continuing, the Borrower may only select Interest Periods of one month; PROVIDED FURTHER, HOWEVER, that:

                          (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                          (b) the Borrower may not select any Interest Period with respect to any LIBO Rate Advance that ends after the Termination Date;

                          (c) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Regular Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration; PROVIDED, HOWEVER, that the Borrower may select up to three separate Interest Periods of different durations in connection with (i) the initial refinancing of the Regular Advances made as part of the Initial Extension of Credit, and
                 (ii) the prepayment on or prior to January 31, 1995 of the Series A Notes, Series B Notes and Series C Notes issued pursuant to the Plan of Reorganization, in each case so long as each Regular Borrowing with an Interest Period of any specified duration consists of Advances made by the Appropriate Lenders ratably according to their Commitments under the relevant Facility;

                          (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                          (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                 "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person or any capital contribution to such Person.

                 "INVESTMENT GRADE PERIOD" means any period during which an Investment Grade Rating shall be in effect.

                 "INVESTMENT GRADE RATING" means a Debt Rating of (a) BBB- or above from S&P and Ba1 or above from Moody's or (b) Baa3 or above from Moody's and BB+ or above from S&P.

                 "ISSUING BANK" means Citibank, Chemical, any other Working Capital Lender that has a Letter of Credit Commitment set forth opposite its name on Schedule I hereto, any other Working Capital Lender approved as an Issuing Bank by the Administrative Agent, the Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower (such approval not to be unreasonably withheld or delayed) and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as each such Working Capital Lender or Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register).

                 "L/C CASH COLLATERAL ACCOUNT" means the "L/C Cash Collateral Account" as defined in the Security Agreement or any other account established by the Borrower with the Administrative Agent for purposes of cash collateralizing Letters of Credit, on terms and conditions and subject to documentation satisfactory to the Administrative Agent.

                 "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.14(e).

                 "LENDER PARTY" means any Lender, any Issuing Bank or any Swing Line Bank.

                 "LENDERS" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07(a), (b), (c), (d) and
         (e) and, except when used in reference to a Regular Advance, a Regular Borrowing, a Note (other than a Competitive Bid Note), a Commitment or a related term, each Designated Bidder.

                 "LETTER OF CREDIT" has the meaning specified in Section
         2.14(a).

                 "LETTER OF CREDIT ADVANCE" means an advance made by any Issuing Bank or any Working Capital Lender pursuant to Section 2.14(c).

                 "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.14(b)(i).

                 "LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances or if a Working Capital Lender has otherwise become an Issuing Bank, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to
         Section 8.07(i) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to
         Section 2.05.

                 "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments and (b) $500,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                 "LEVERAGE RATIO" means, at any date of determination, the ratio of Adjusted Debt to the sum of Adjusted Debt plus Consolidated net worth of the Borrower and its Subsidiaries calculated on a Consolidated basis in accordance with GAAP.

                 "LIBO RATE" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Administrative Agent's Pro Rata Share of such Borrowing if such Borrowing were to be a Regular Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                 "LIBO RATE ADVANCES" has the meaning specified in Section 2.03(a)(i).

                 "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                 "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendments or modifications hereof or thereof and for all other purposes other than for purposes of the Collateral Documents and the Guaranty, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents and (v) each Letter of and (b) for purposes of the Collateral Documents and the Guaranty, (i) this Agreement, (ii) the Notes, (iii) the Guaranty,
         (iv) the Collateral Documents, (v) each Letter of  and
         (vi) each Bank Hedge Agreement, in the case of each of the foregoing agreements referred to in clause (a) or (b), as it may be amended or otherwise modified from time to time.

                 "LOAN PARTIES" means the Borrower, the Guarantors and the Pledgors.

                 "MARGIN STOCK" has the meaning specified in Regulation U.

                 "MATERIAL ADVERSE EFFECT" means an effect that causes or results in or has a reasonable likelihood of causing or resulting in any material adverse change in (a) the financial condition, business, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the attachment, perfection or priority of the liens and security interests created under the Loan Documents, (d) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party or (e) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or Related Document.

                 "MATERIAL CONTRACT" means a "material contract", as defined in
         Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission, of any Loan Party or any of its Subsidiaries.

                 "MAXIMUM PERMITTED AMOUNT" has the meaning specified in
         Section 5.02(o).

                 "MAY NOTE MONETIZATION FACILITY" means the monetization facility established July 26, 1988, between the Borrower and a grantor trust of which the Borrower is the beneficiary, pursuant to which such grantor trust distributed approximately $352,000,000 to the Borrower.

                 "MEASUREMENT PERIOD" means, at any date of determination, the period of the four consecutive fiscal quarters of the Borrower then most recently ended; provided that, for the first three fiscal quarters of the Fiscal Year ending on February 3, 1996, "MEASUREMENT PERIOD" means the period commencing on the first day of such Fiscal Year and ending on the last day of such fiscal quarter.

                 "MERGER" has the meaning specified in the Preliminary
         Statements.

                 "MERGER AGREEMENT" has the meaning specified in the Preliminary Statements.

                 "MINOR SUBSIDIARY" means any Subsidiary of the Borrower other than a Loan Party or a Pledged Subsidiary.

                 "MOODY'S" means Moody's Investors Service, Inc.

                 "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                 "NET CASH INTEREST" means, for any period, the amount (if any) by which (a) Net Interest Expense exceeds (b) to the extent included in clause (a), amortization of deferred financing fees and debt discount in respect of Debt of the Borrower and its Subsidiaries for such period, calculated on a Consolidated basis in accordance with GAAP.

                 "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt owing to a Person that is not a Loan Party or any of its Subsidiaries or any of their respective Affiliates secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

                 "NET INTEREST EXPENSE" means, for any period, the amount (if any) by which (a) interest payable on all Debt (including, without limitation, the interest component of Capitalized Leases) and amortization of deferred financing fees and debt discount in respect of all Debt exceeds (b) interest income, in each case of the Borrower and its Subsidiaries for such period, calculated on a Consolidated basis in accordance with GAAP.

                 "NON-INVESTMENT GRADE PERIOD" means any period during which an Investment Grade Rating shall not be in effect.

                 "NOTE" means a Term Note, a Working Capital Note or a Competitive Bid Note.

                 "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                 "NOTICE OF COMPETITIVE BID BORROWING" has the meaning specified in Section 2.03(a)(i).

                 "NOTICE OF ISSUANCE" has the meaning specified in Section 2.14(b)(i).

                 "NOTICE OF RENEWAL" has the meaning specified in Section
         2.14(a).

                 "NOTICE OF SWING LINE BORROWING" has the meaning specified in
         Section 2.02(b).

                 "NOTICE OF TERMINATION" has the meaning specified in Section 2.14(a).

                 "NPL" means the National Priorities List under CERCLA.

                 "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                 "OECD" means the Organization for Economic Cooperation and Development.

                 "OPEN YEAR" has the meaning specified in Section 4.01(bb).

                 "OTHER TAXES" has the meaning specified in Section 2.12(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (c) Liens (if any) arising by operation of law and pledges or deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions and other social security benefits, other than in respect of employee benefit plans subject to ERISA; and (d) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions or restrictions on the use of any real property that do not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries or materially adversely affect the value of such property for the purpose of such business.

                 "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                 "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                 "PLAN OF REORGANIZATION" has the meaning specified in the Preliminary Statements.

                 "PLEDGED SUBSIDIARY" means any Subsidiary of the Borrower the capital stock of which has been, or is required to be under the terms of the Loan Documents, pledged to the Administrative Agent as Collateral.

                 "PLEDGORS" means the Borrower, FRH and each Subsidiary of the Borrower that shall be required to execute and deliver a security agreement pursuant to Section 5.01(l).

                 "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                 "PRO RATA SHARE" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time and the denominator of which is the Working Capital Facility at such time.

                 "RECEIVABLES FINANCING FACILITY" means the receivables financing facility established by the Borrower in 1992 and any replacement thereof that is on terms no less favorable, taken as a whole, to the Borrower and its Subsidiaries, pursuant to which certain Subsidiaries of the Borrower issue non-recourse public term Debt and commercial paper secured by certain receivables of the Borrower and its Subsidiaries.

                 "REDEEMABLE" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                 "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(vii).

                 "REGISTER" has the meaning specified in Section 8.07(i).

                 "REGULAR ADVANCE" means any Advance other than a Competitive Bid Advance.

                 "REGULAR BORROWING" means a Term Borrowing, a Working Capital Borrowing or a Swing Line Borrowing.

                 "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "RELATED DOCUMENTS" means the Merger Agreement, the Plan of Reorganization and the Tax Agreement.

                 "RELEASE DATE" means the earlier of (a) the later of (i) the Termination Date and (ii) the payment in full of the Obligations of the Loan Parties under the Loan Documents and (b) the earlier of (i) the date on which the Administrative Agent receives evidence satisfactory to it that an Investment Grade Rating shall have been in effect continuously for six months and is then in effect and (ii) the date on which the Administrative Agent receives evidence satisfactory to it that a Debt Rating of BBB- or above from S&P and Baa3 or above from Moody's shall have been in effect continuously for three months and is then in effect, PROVIDED that the Borrower was not placed on "credit watch" (or any like designation by S&P or Moody's from time to time) by either S&P or Moody's at any time during such six-month or three-month period, as the case may be, PROVIDED FURTHER that no Default shall have occurred and shall be continuing on such date.

                  "REORGANIZATION" has the meaning specified in the Preliminary Statements.

                 "REPORTABLE EVENT" has the meaning specified in Section 4043 of ERISA, excluding any event with respect to which the 30-day notice requirement has been waived.

                 "REQUIRED LENDERS" means at any time Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Regular Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Term Commitments at such time and
         (d) the aggregate Unused Working Capital Commitments at such time; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Regular Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, (ii) if such Lender shall be an Issuing Bank, the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time, (iii) the unused Term Commitment of such Lender at such time and (iv) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to any Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

                 "RESPONSIBLE OFFICER" means any executive officer of the Borrower or any of its Subsidiaries or any other officer of the Borrower or any of its Subsidiaries responsible for overseeing or reviewing compliance with this Agreement or any other Loan Document.

                 "S&P" means Standard & Poor's, a division of McGraw-Hill, Inc.

                 "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

                 "SECURITY AGREEMENT" has the meaning specified in Section 3.01(m)(viii).

                 "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                 "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                 "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
         (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                 "SURVIVING CORPORATION" has the meaning specified in the Preliminary Statements.

                 "SURVIVING DEBT" means Existing Debt that will remain outstanding immediately after giving effect to the Merger.

                 "SWING LINE ADVANCE" means an advance made by (a) any Swing Line Bank pursuant to Section 2.01(c) or (b) any Working Capital Lender pursuant to Section 2.02(b).

                 "SWING LINE BANK" means each of Citibank, Chemical and up to three additional Working Capital Lenders as may be designated by the Borrower from time to time (with the consent of any Lender so designated), PROVIDED that any of Citibank, Chemical or any other Lender as shall have been so designated may resign upon 30 days' prior written notice to the Borrower and the Administrative Agent.

                 "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by any Swing Line Bank.

                 "SWING LINE FACILITY" has the meaning specified in Section 2.01(c).

                 "TAX AGREEMENT" means the Tax Sharing Agreement dated as of February 5, 1992 among the Borrower and the "Members" referred to therein, as amended or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

                 "TAXES" has the meaning specified in Section 2.12(a).

                 "TERM ADVANCE" has the meaning specified in Section 2.01(a).

                 "TERM BORROWING" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

                 "TERM COMMITMENT" means, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(i) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to
         Section 2.05.

                 "TERM FACILITY" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

                 "TERM LENDER" means any Lender that has a Term Commitment.

                 "TERM NOTE" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender.

                 "TERMINATION DATE" means the earlier of March 31, 2000 and the date of termination in whole of the Term Commitments, the Working Capital Commitments, the Letter of Credit Commitments and the Swing Line Facility pursuant to Section 2.05 or 6.01.

                 "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such inventory, the conditions to drawing under which include the presentation to the Issuing Bank that issued such Letter of Credit of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected lien on or security interest in such inventory, bills of lading, invoices and related documents in favor of such Issuing Bank.

                 "TYPE" refers to the distinction between Regular Advances bearing interest at the Base Rate and Regular Advances bearing interest at the Eurodollar Rate.

                 "UNUSED WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time,

                          (a) such Lender's Working Capital Commitment at such time MINUS

                          (b)     the sum of

                                  (i)      the aggregate principal amount of
                             all Working Capital Advances, Swing Line Advances and Letter of Credit Advances made by such Lender, in each case in its capacity as a Lender, and outstanding at such time, and

                                  (ii)     such Lender's Pro Rata Share of

                                        (A)     the aggregate Available Amount
                                  of all Letters of Credit outstanding at such time,

                                        (B)     the Competitive Bid Amount at
                                  such time,

                                        (C)     to the extent not included in
                                  clause (b)(i) of this definition, the
                                  aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.14(c) and outstanding at such time and

                                        (D)     to the extent not included in
                                  clause (b)(i) of this definition, the
                                  aggregate principal amount of all Swing Line
                                  Advances made by the Swing Line Banks
                                  pursuant to Section 2.01(c) and outstanding at such time.

                 "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                 "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA.

                 "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                 "WORKING CAPITAL ADVANCE" has the meaning specified in Section 2.01(b).

                 "WORKING CAPITAL BORROWING" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

                 "WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(i) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                 "WORKING CAPITAL FACILITY" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

                 "WORKING CAPITAL LENDER" means any Lender that has a Working Capital Commitment and, except when used in reference to a Regular Advance, a Regular Borrowing, a Note (other than a Competitive Bid
         Note), a Commitment or a related term, any Designated Bidder.

                 "WORKING CAPITAL NOTE" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

                 SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                 SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                 SECTION 1.04 CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement except as otherwise specifically provided herein, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by Citibank in New York City, at 9:00 A.M. (New York City time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency. Citibank's determination of each spot rate of exchange pursuant to this Agreement shall be final and conclusive absent manifest error.


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT


                 SECTION 2.01.  THE REGULAR ADVANCES.

                 (a) THE TERM ADVANCES. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM ADVANCE") to the Borrower on any Business Day during the period from the date hereof until January 31, 1995 in an amount not to exceed such Lender's Term Commitment at such time. The Term Borrowing shall consist of Term Advances made by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

                 (b) THE WORKING CAPITAL ADVANCES. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "WORKING CAPITAL ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed an amount equal to such Lender's Unused Working Capital

Commitment at such time less such Lender's Pro Rata Share of the Documentary L/C Amount at such time. Each Working Capital Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances made by any Swing Line Bank or outstanding Letter of Credit Advances made by any Issuing Bank) or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Working Capital Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Working Capital Borrowing. Each Working Capital Borrowing shall consist of Working Capital Advances made by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits referred to in the first sentence of this Section 2.01(b), the Borrower may borrow under this
Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this
Section 2.01(b).

                 (c) THE SWING LINE ADVANCES. Each Swing Line Bank severally agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount for all Swing Line Advances owing to such Swing Line Bank (in its capacity as such) not to exceed at any time outstanding $25,000,000, (ii) in an aggregate amount owing to all Swing Line Banks not to exceed at any time outstanding $50,000,000, as such amount may be reduced from time to time pursuant to Section 2.05 (the "SWING LINE FACILITY") and (iii) in an amount for each such Borrowing not to exceed an amount equal to the aggregate of the Unused Working Capital Commitments of the Working Capital Lenders at such time less the Documentary L/C Amount at such time; PROVIDED, HOWEVER, that if at any time of receipt by any Swing Line Bank of a Notice of Swing Line Borrowing, (x) any Working Capital Lender shall be a Defaulting Lender or such Swing Line Bank determines in good faith that any Lender is reasonably likely to become a Defaulting Lender within the next 30 days (a "POTENTIAL DEFAULTING LENDER") and
(y) the aggregate Unused Working Capital Commitments of the Working Capital Lenders (other than Working Capital Lenders that are Defaulting Lenders or Potential Defaulting Lenders) shall be less than the amount of the requested Swing Line Borrowing, such Swing Line Bank shall not be required to, but may, if in its sole discretion it elects to do so, make the Swing Line Advance requested in such Notice of Swing Line Borrowing. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clauses (i) and (iii) above (and if at the time of receipt by any Swing Line Bank of a Notice of Swing Line Borrowing, any Lender shall be a Defaulting Lender or a Potential Defaulting Lender, so long as any Swing Line

Bank, in its sole discretion, elects to make Swing Line Advances), the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(c) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

                 (d) CLEAN-DOWN. Notwithstanding the provisions of Sections 2.01(b), 2.01(c), 2.03(a) and 2.14(a), no Borrowings may be made under
Section 2.01(b), 2.01(c) or 2.03(a), and no Standby Letters of Credit may be issued under Section 2.14(a), during any Clean-Down Period, unless the aggregate principal amount of Working Capital Advances, Letter of Credit Advances, Swing Line Advances and Competitive Bid Advances plus the aggregate Available Amount of Standby Letters of Credit outstanding after giving effect to such Borrowing or the issuance of such Standby Letter of Credit does not exceed the Clean-Down Amount.

                 SECTION 2.02. MAKING THE REGULAR ADVANCES. (a) Except as otherwise provided in Section 2.02(b) or 2.14, each Regular Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Regular Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; PROVIDED, HOWEVER, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by any Swing Line Bank or any Issuing Bank, as the case may be, and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Swing Line Bank or such Issuing

Bank, as the case may be, and such other Working Capital Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                 (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to any Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in accordance with Section 2.01(c), it makes the requested Swing Line Advance, such Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by any Swing Line Bank with an outstanding Swing Line Advance, with a copy of such demand to the Administrative Agent, each other Working Capital Lender shall purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank that made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Line Bank to any other Working Capital Lender of a portion of a Swing Line Advance, such Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by such Swing Line Bank shall be reduced by such amount on such Business Day.

                 (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $25,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.10 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than 10 separate Borrowings.

                 (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                 (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Regular Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, the Borrower and such Lender severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the

Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrower hereunder.

                 (f) The failure of any Lender to make the Advance to be made by it as part of any Regular Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                 SECTION 2.03. THE COMPETITIVE BID ADVANCES. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that (x) such Competitive Bid Borrowing shall not exceed an amount equal to the aggregate Unused Working Capital Commitments of the Lenders in effect immediately prior to giving effect to such Competitive Bid Borrowing less the Documentary L/C Amount at such time and (y) following the making of each Competitive Bid Borrowing, (I) the aggregate amount of the Competitive Bid Advances of all Lenders then outstanding shall not exceed $1,000,000,000 and (II) the aggregate amount of the Competitive Bid Advances of any one Lender then outstanding shall not exceed the greater of (x) the Working Capital Commitment of such Lender and (y) $50,000,000.

                 (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days and not later than 180 days after the date of such Competitive Bid Borrowing), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Working Capital Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "FIXED RATE ADVANCES") and
         (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Working Capital Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive
         Bid Borrowing being referred to herein as "LIBO RATE ADVANCES"). The Administrative Agent shall in turn promptly notify each Working
         Capital Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                 (ii) Each Working Capital Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, and three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Working Capital Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; PROVIDED that if the Administrative Agent in its capacity as a Working Capital Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Working Capital Lenders. If any Working Capital Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Working Capital Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; PROVIDED that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                 (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, and before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid

         Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                          (x) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

                          (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

                 (iv) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph
         (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Working Capital Lenders and such Competitive Bid Borrowing shall not be made.

                 (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Working Capital Lender of the amount and maturity of the Competitive Bid Borrowing and the consequent Competitive Bid Amount.

                 (vi) If the Borrower notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

                 (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

                 (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, PROVIDED that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing; PROVIDED, HOWEVER, that notwithstanding the immediately preceding proviso, up to three Competitive Bid Borrowings may be made within three Business Days of any other Competitive Bid Borrowing in connection with (i) the initial refinancing of the Regular Advances made as part of the Initial Extension of Credit and (ii) the prepayment on or prior to

January 31, 1995 of the Series A Notes, the Series B Notes and the Series C Notes issued pursuant to the Plan of Reorganization.

                 (d) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection
(a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

                 (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

                 (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

                 (g) Upon delivery of each Notice of Competitive Bid Borrowing, the Borrower shall pay a non-refundable competitive bid fee of $3,000 to the Administrative Agent for its own account.

                 SECTION 2.04.  REPAYMENT OF REGULAR ADVANCES.

                 (a) TERM ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the dates and in the amounts indicated on Schedule 2.04(a) hereto.

                 (b) WORKING CAPITAL ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Working Capital Lenders on the Termination Date the aggregate principal amount of the Working Capital Advances then outstanding.

                 (c) SWING LINE ADVANCES. The Borrower shall repay to the Administrative Agent for the account of each Swing Line Bank and each other Working Capital Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

                 (d) LETTER OF CREDIT ADVANCES. The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on demand.

                 SECTION 2.05.  TERMINATION OR REDUCTION OF THE COMMITMENTS.
(a) OPTIONAL. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term Commitments, the Letter of Credit Facility and the Swing Line Facility and the Unused Working Capital Commitments; PROVIDED, HOWEVER, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                 (b) MANDATORY. (i) The Working Capital Facility shall be automatically and permanently reduced on a pro rata basis on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or
(ii) in an amount equal to the applicable Reduction Amount, PROVIDED that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments, PROVIDED FURTHER, HOWEVER, that notwithstanding the foregoing and Section 2.06(b)(vii), in no event shall the Working Capital Facility be reduced, pursuant to this Section 2.05(b)(i), to less than $1,100,000,000.

                 (ii) The Letter of Credit Facility and the Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amounts, if any, by which the aggregate amounts of the Letter of Credit Facility and the Swing Line Facility, respectively, exceed the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

                 (iii) On the date of the Term Borrowing, after giving effect to such Term Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term Advances, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Advances then outstanding.

                 SECTION 2.06.  PREPAYMENTS OF REGULAR ADVANCES.  (a)
OPTIONAL. The Borrower may, upon at least three Business Days' notice in the case of Eurodollar Rate Advances and same day notice in the case of Base Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Regular Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made other than on the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c). With respect to each such prepayment of any Term Advances, 50% of such prepayment shall be applied to the installments thereof pro rata and the remaining 50% of such prepayment shall be applied to the installments thereof in inverse order of maturity.

                 (b) MANDATORY. (i) If on the 90th day following the end of any Fiscal Year, an Investment Grade Rating shall not be in effect, the Borrower shall, on or before such 90th day, commencing with the Fiscal Year ending on February 3, 1996, prepay an aggregate principal amount of the Regular Advances comprising part of the same Borrowings in an amount equal to (x) 35%, if the Interest Coverage Ratio at the end of such Fiscal Year is greater than 3.75:1 or (y) 50%, in all other cases, in each case of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied ratably FIRST to the Term Facility, with 50% of such prepayment applied to the installments thereof pro rata and the remaining 50% of such prepayment applied to the installments thereof in inverse order of maturity and SECOND to the Working Capital Facility as set forth in clause (vii) below.

                 (ii) During each Non-Investment Grade Period, the Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii),
(iii), (v) or (vi) of Section 5.02(d)) and (B) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause (i)(A), (B) or (D), (ii) or (iii) of Section 5.02(b)), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to 50% of the amount of such Net Cash Proceeds. Each such prepayment shall be applied FIRST to the Term Facility, with 50% of such prepayment applied to the installments thereof pro rata and the remaining 50% of such prepayment applied in inverse order of maturity and SECOND to the Working Capital Facility as set forth in clause (vii) below.

                 (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances equal to the amount by which (A) the sum of the aggregate principal amount of
(w) the Working Capital Advances, (x) the Letter of Credit Advances, (y) the Swing Line Advances and (z) the Competitive Bid Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Working Capital Facility on such Business Day.

                 (iv) The Borrower shall, on each Business Day and on the Termination Date, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day or the Termination Date, as the case may be, PROVIDED that with respect to any payment to be made under this clause (iv) on the Termination Date, the Borrower shall make such payment or, at its option, provide a "back-to-back" letter of credit to the Issuing Banks that issued the Letters of Credit outstanding at such time in a form satisfactory to such Issuing Banks and the Administrative Agent in their sole discretion, issued by a bank satisfactory to such Issuing Banks and the Administrative Agent in their sole discretion, in an amount equal to the aggregate Available Amount of the Letters of Credit then outstanding.

                 (v) The Borrower shall pay to the Administrative Agent, on the first day of each Clean-Down Period, an amount equal to the amount by which the aggregate principal amount of the Working Capital Advances, the Letter of Credit Advances, the Swing Line Advances and the Competitive Bid Advances plus the aggregate Available Amount of outstanding Standby Letters of Credit exceeds the Clean-Down Amount, FIRST to be applied to prepay the Working Capital Advances, the Letter of Credit Advances and the Swing Line Advances and SECOND to be deposited in the L/C Cash Collateral Account.

                 (vi) The Borrower shall, on or within the 30 Business Days immediately preceding the date of any prepayment, redemption, purchase or defeasance of Debt by the Borrower or any of its Subsidiaries pursuant to clause (viii) of Section 5.02(j), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the aggregate principal amount of the other Debt being so prepaid, redeemed, purchased or defeased. Each such prepayment shall be applied ratably to the Term Facility, with 50% of such prepayment applied to the installments thereof pro rata and the remaining 50% of such prepayment applied to the installments thereof in inverse order of maturity.

                 (vii) Prepayments of the Working Capital Facility made pursuant to clause (i), (ii), (iii) or (v) above shall be FIRST applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, SECOND applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, THIRD applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and FOURTH deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(i). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Working Capital Lenders, as applicable.

                 (viii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                 SECTION 2.07. INTEREST ON REGULAR ADVANCES. (a) SCHEDULED INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Regular Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                 (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time and (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                 (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of
         (A) the Eurodollar Rate for such Interest Period for such Advance and
         (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of six months, on the day that occurs during such Interest Period three months after the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                 (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Regular Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

                 (c) NOTICE OF INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause
(a)(i) or (a)(ii) above.

                 SECTION 2.08. FEES. (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee on the average daily unused portion of each Appropriate Lender's Term Commitment and on the sum of the average daily Unused Working Capital Commitment of such Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances PLUS its Pro Rata Share of the average daily outstanding Competitive Bid Advances (in each case, such average to be calculated for the period commencing on the due date of the most recent such payment (or the date of the Initial Extension of Credit in the case of the first such payment) and ending on the date such payment is due) from the date of the Initial Extension of Credit in the case of each Initial

Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears, on March 31, 1995, and thereafter, quarterly on the last Business Day of each March, June, September and December, and on the Termination Date; PROVIDED, HOWEVER, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and PROVIDED FURTHER that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                 (b) UTILIZATION FEE. During each Non-Investment Grade Period, for each day on which the sum of the aggregate outstanding Advances plus the aggregate Available Amount of outstanding Letters of Credit plus the aggregate Available Amount of outstanding Documentary L/Cs exceeds 50% of the sum of (i) the Term Commitments on such day plus (ii) the Working Capital Commitments on such day, the Borrower shall pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a utilization fee on the sum of the aggregate amount of the Advances outstanding and owing to such Lender plus such Lender's Pro Rata Share of the aggregate Available Amount of all outstanding Standby Letters of Credit at the rate of 0.25% per annum, payable in arrears on March 31, 1995, and thereafter, quarterly on the last Business Day of each March, June, September and December and on the Termination Date; PROVIDED, HOWEVER, that any utilization fee accrued with respect to any of the Advances of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such utilization fee shall otherwise have been due and payable by the Borrower prior to such time; and PROVIDED FURTHER that no utilization fee shall accrue on any of the Advances of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                 (c) ADMINISTRATIVE AGENT'S FEES. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

                 SECTION 2.09. CONVERSION OF REGULAR ADVANCES. (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion to Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Conversion in the case of a Conversion to Base

Rate Advances and subject to the provisions of Section 2.10, Convert all or any portion of the Regular Advances of one Type comprising the same Borrowing into Regular Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                 (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $25,000,000, such Advances shall automatically Convert into Base Rate Advances.

                 (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "INTEREST PERIOD" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                 (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                 SECTION 2.10.  INCREASED COSTS, ETC.  (a)  If, due to either
(i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; PROVIDED, HOWEVER, that a Lender claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Administrative Agent within ten Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.10(a), the Borrower may, upon payment of such increased cost to such Lender, replace such Lender with a Person that is an Eligible Assignee in accordance with the terms of Section 8.07 (and the Lender being so replaced shall take all action as may be necessary to assign its rights and obligations under this Agreement to such Eligible Assignee).

                 (b) If any Lender Party (other than the Designated Bidders) determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                 (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority in interest of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                 (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to continue to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Appropriate Lenders to make, or to Convert Regular Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

                 SECTION 2.11. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.16), not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees, utilization fees or any other Obligation then payable hereunder and under the Notes to more than one Lender or Issuing Bank, to such Lenders or such Issuing Banks, as the case may be, for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders or Issuing Banks and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender or one Issuing Bank, to such Lender or such Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(i), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee or Issuing Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                 (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

                 (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

                 (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commitment fee or utilization fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender or any Issuing Bank hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender or such Issuing Bank on such due date an amount equal to the amount then due each such Lender or such Issuing Bank, as the case may be. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender or such Issuing Bank, as the case may be, shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender or such Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Lender or such Issuing Bank until the date such Lender or such Issuing Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                 SECTION 2.12. TAXES. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender Party and the Administrative Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender Party or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, franchise taxes and net income taxes that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

                 (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.12, paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.









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                                       59




                 (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                 (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Administrative Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes. To the extent permitted by law, as an alternative to form 1001 or 4224, each such Lender Party may provide the Administrative Agent with two duly completed copies of Internal Revenue Service Form W-8, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from United States federal withholding tax pursuant to Section 871(h) or 881(c) of the Internal Revenue Code, together with an annual certificate stating that such Lender Party is not a "person" described in
Section 871(h)(3) or 881(c)(3) of the Internal Revenue Code. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party assignee becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                 (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                 (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                 SECTION 2.13. SHARING OF PAYMENTS, ETC. If any Lender or any Issuing Bank shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender or Issuing Bank hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender or Issuing Bank at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders and all Issuing Banks hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders and all Issuing Banks hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender or Issuing Bank hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender or Issuing Bank at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders and all Issuing Banks hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders and all Issuing Banks hereunder and under the Notes at such time obtained by all of the Lenders and all of the









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Issuing Banks at such time, such Lender or Issuing Bank shall forthwith purchase from the other Lenders and the other Issuing Banks such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender or Issuing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender or Issuing Bank, such purchase from each other Lender and each other Issuing Bank shall be rescinded and such other Lender or Issuing Bank shall repay to the purchasing Lender or Issuing Bank the purchase price to the extent of such other Lender's or Issuing Bank's ratable share (according to the proportion of (i) the purchase price paid to such Lender or Issuing Bank to
(ii) the aggregate purchase price paid to all Lenders or Issuing Banks) of such recovery together with an amount equal to such Lender's or Issuing Bank's ratable share (according to the proportion of (i) the amount of such other Lender's or Issuing Bank's required repayment to (ii) the total amount so recovered from the purchasing Lender or Issuing Bank) of any interest or other amount paid or payable by the purchasing Lender or Issuing Bank in respect of the total amount so recovered. The Borrower agrees that any Lender or Issuing Bank so purchasing a participation from another Lender or Issuing Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender or Issuing Bank were the direct creditor of the Borrower in the amount of such participation.

                 SECTION 2.14. LETTERS OF CREDIT. (a) THE LETTER OF CREDIT FACILITY. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (together with the Existing Letters of Credit referred to in Section 2.14(g), the "LETTERS OF CREDIT") for the account of the Borrower or the Borrower and any Guarantor specified by the Borrower from time to time on any Business Day during the period from the date hereof until 10 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment (or such greater amount as such Issuing Bank shall agree) and (ii) in an Available Amount for each such Letter of Credit not to exceed an amount equal to (1) the lesser of
(x) the Letter of Credit Facility at such time and (y) an amount equal to the Unused Working Capital Commitments of the Working Capital Lenders at such time less (2) the sum of (I) the Electronic L/C Reserve then in effect and (II) the Documentary L/C Amount then in effect, provided that no Standby Letters of Credit shall be denominated in an Alternative Currency and no Trade Letter of Credit denominated in an Alternative Currency shall be issued if the aggregate Available Amount of all outstanding Letters of Credit denominated in Alternative Currencies shall exceed the equivalent Dollar amount, determined in accordance with Section 1.04, of $10,000,000. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (A) in the case of a Letter of Credit denominated in an Alternative Currency, 60









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                                       62




days before the Termination Date, and in all other cases, 10 days before the Termination Date and (B) (1) in the case of a Standby Letter of Credit, one year after the date of issuance thereof (but such Standby Letter of Credit may by its terms be automatically renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank that issued such Standby Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION")) and (2) in the case of a Trade Letter of Credit, one year after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date after the dates referred to in clause (A) above. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; PROVIDED, HOWEVER, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.14(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.14(c) and request the issuance of additional Letters of Credit under this Section 2.14(a). The Borrower and any one Issuing Bank (the "ELECTRONIC ISSUING BANK") may from time to time agree to reserve under the Letter of Credit Facility an amount (the "ELECTRONIC L/C RESERVE") not to exceed $400,000,000, which reserve shall (i) be available solely for electronically issued Trade Letters of Credit from time to time in accordance with customary procedures applicable thereto and each such electronically issued Letter of Credit (an "ELECTRONIC L/C") shall be considered a Letter of Credit for all purposes under this Agreement and (ii) be established or revised upon not less than 2 Business Days' prior written notice thereof from the Borrower to the Administrative Agent, PROVIDED, that upon the occurrence and during the continuance of a Default, the ability to establish and









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maintain the Electronic L/C Reserve and the ability of an Issuing Bank to electronically issue Trade Letters of Credit under this Agreement shall be suspended.

                 (b) REQUEST FOR ISSUANCE. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank or by such later date as may be agreed by the Borrower and such Issuing Bank (subject to the proviso to the last sentence in Section 2.14(a)), which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex or telecopier; PROVIDED, HOWEVER, that the Borrower may request (and if such request is made, the Borrower shall represent and warrant that after giving effect to such issuance, the aggregate Available Amount of Trade Letters of Credit outstanding does not exceed $400,000,000) and the Electronic Issuing Bank may issue, up to $400,000,000 in the aggregate of Electronic L/Cs without the giving of notice thereof by such Issuing Bank to the Administrative Agent and each Working Capital Lender unless and until the Administrative Agent has notified such Issuing Bank that it must give such notice prior to any issuance of Letters of Credit and, PROVIDED FURTHER that the amount, if any, of the Electronic L/C Reserve shall reduce the amount of non-electronically issued Trade Letters of Credit that may be issued. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier (or, in the case of Electronic L/Cs, transmitted electronically), specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit or, in the case of Electronic L/Cs, shall be subject to the agreement entered into with the Electronic Issuing Bank with respect thereto (in each case, a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is reasonably acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance on the grounds that the Borrower has failed to satisfy the conditions set forth in Section 3.02 from Lenders holding at least a majority in interest of the Working Capital Commitments, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of shall conflict with this Agreement, the provisions of this Agreement shall govern.

                 (ii) Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                 (c) DRAWING AND REIMBURSEMENT. Unless the Borrower shall have paid the Administrative Agent for the account of the applicable Issuing Bank simultaneously with or prior to such Issuing Bank's payment of a draft drawn under a Letter of Credit issued by it in accordance with the terms of
Section 2.14(a) an amount equal to the amount of such payment (such amount to be notified to the Borrower by the Issuing Bank on the Business Day immediately preceding any such payment), the payment by such Issuing Bank of a draft drawn under any such Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft or, in the case of any such Letter of Credit denominated in an Alternative Currency, an amount equal to the Dollar equivalent of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Working Capital Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Working Capital Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day. For purposes of this subsection
(c), the equivalent Dollar amount of any reimbursement obligation of the Borrower in respect of any Letter of Credit denominated in an Alternative Currency, and of any obligation of the Working Capital Lenders to pay to the applicable Issuing Bank their Pro Rata Share of drafts drawn under any Letter of Credit that is denominated in an Alternative Currency, shall be determined by using the quoted spot rate at which the applicable Issuing Bank offers to exchange Dollars for such Alternative Currency at the office where the draft giving rise to such reimbursement obligation was presented at 11:00 a.m. local time for such office on the date on which the applicable Issuing Bank honors a draft drawn under such Letter of Credit. The applicable Issuing Bank's determination of each spot rate of exchange pursuant to this Section 2.14(c) shall be final and conclusive in the absence of manifest error.

                 (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.14(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                 (e) OBLIGATIONS ABSOLUTE. The Obligations of the Borrower under this Agreement, any Letter of and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of any Loan Document, any Letter of , any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related

         Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                 (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                 (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, unless such draft or certificate is substantially different from the applicable form specified by such Letter of Credit;

                 (vi) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                 (f) COMPENSATION. (i) The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of (A) all Standby Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Rate Advances and (B) all Trade Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin in effect from time to time for Trade Letters of Credit, in each case payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 1995, and on the Termination Date.

                 (ii) The Borrower shall pay to each Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

                 (g) EXISTING LETTERS OF CREDIT. Effective as of the first date on which the conditions set forth in Sections 3.01 and 3.02 shall have been satisfied, (i) the letters of credit issued for the account of the Borrower prior to such date by Persons that are Issuing Banks hereunder and set forth on Schedule 2.14(g) hereto (such letters of credit being the "EXISTING LETTERS OF CREDIT") in an aggregate face amount not exceeding the total amount set forth on such Schedule will be deemed to have been issued as, and be, Letters of Credit hereunder and (ii) the Existing Letters of Credit and the reimbursement obligations in respect thereof shall be Obligations hereunder and shall no longer be Obligations under the documents pursuant to which such Existing Letters of Credit were initially issued.

                 SECTION 2.15. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to pay to certain creditors of the Debtors the cash consideration for their claims against the Debtors, purchase the claims of The Prudential Insurance Company of America against the Company pursuant to an option to do so held by FNC, refinance the Series A Notes, the Series B Notes and the Series C Notes to be issued pursuant to the Plan of Reorganization, pay transaction fees and expenses, refinance certain Existing Debt of Federated and provide working capital for the Borrower and its Subsidiaries and for other general corporate purposes, including, without limitation, non-hostile acquisitions.

                 SECTION 2.16. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law: (x) replace such Lender with a Person that is an Eligible Assignee in accordance with the terms of Section
8.07 (and the Lender being so replaced shall take all action as may be necessary to assign its rights and obligations under this Agreement to such Eligible Assignee) and (y) set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its Obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on such date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.16.

                 (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:

                 (i) FIRST, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                 (ii) SECOND, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.16.

                 (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c).
The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it.
Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                 (i) FIRST, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                 (ii) SECOND, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

                 (iii) THIRD, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by the Administrative Agent to such Defaulting Lender and applied by such Defaulting Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                 (d) The rights and remedies against a Defaulting Lender under this Section 2.16 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.


                                  ARTICLE III

                             CONDITIONS OF LENDING


                 SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                 (a) The Merger Agreement shall be in full force and effect; and the Merger shall have been consummated substantially in accordance with the terms of the Merger Agreement, without any waiver or amendment not consented to by the Lenders (such consent not to be unreasonably withheld or delayed) of any material term, provision or condition set forth therein, and in compliance in all material respects with all applicable laws.

                 (b) The Reorganization shall have been consummated substantially in accordance with the terms described in the Disclosure Statement or the Plan of Reorganization.

                 (c) The Plan of Reorganization shall have been confirmed by the Bankruptcy Court in substantially the form of the draft dated October 21, 1994 furnished to the Lenders prior to the date hereof, without any waiver or amendment not consented to by the Lenders (such consent not to be unreasonably withheld or delayed) of any term, provision or condition set forth therein, and in compliance in all material respects with all applicable laws; and the Confirmation Order shall be in full force and effect, and shall not have been reversed, modified or amended in any respect, and (i) all applicable appeal periods shall have expired without the pendency of any appeal or the entry of any stay or (ii) the "Effective Date" (as defined in the Plan of Reorganization) shall have occurred.

                 (d) The Lender Parties shall be satisfied with the corporate and legal structure of each Loan Party and each of its Subsidiaries and the capitalization of Federated and each of its Subsidiaries as set forth in the financial statements referred to in
         Section 4.01(f), including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and of each agreement or instrument relating to such corporate and legal structure.

                 (e) The Lender Parties shall be satisfied that all Existing Debt, other than the Surviving Debt (which is identified on Schedule 3.01(e)), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions described in the Information Memorandum or the Disclosure Statement or otherwise satisfactory to the Lender Parties.

                 (f)      Before giving effect to the Merger, the
         Reorganization and the other transactions contemplated by this Agreement, there shall have occurred no material adverse change in the business, financial condition, results of operations, or prospects of Federated or any of its Subsidiaries since January 29, 1994 or of the Company or any of its Subsidiaries since July 30, 1994.

                 (g) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(g) (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of the Merger, the Reorganization, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(g).

                 (h) The Lender Parties shall have completed a due diligence investigation of the Loan Parties and their Subsidiaries in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe (i) that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect, (ii) that, following the consummation of the Merger and the Reorganization, the Borrower and its Subsidiaries would not have good title to all material assets of the Company and its Subsidiaries reflected in the Information Memorandum and (iii) that the Merger or the Reorganization will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Loan Parties and their Subsidiaries as they shall have requested.

                 (i) All of the Collateral shall be owned by the Borrower or one or more of the Borrower's Subsidiaries, in each case free and clear of any lien, charge or encumbrance; the Administrative Agent shall have a valid and perfected first priority lien on and security interest in the Collateral for the benefit of itself and the benefit of the Agent, the Lender Parties and the Hedge Banks; and all filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made.

                 (j) All governmental and third party consents and approvals necessary in connection with the Loan Documents and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect to the extent that a failure to obtain any such consents and approvals could not reasonably be expected to have a Material Adverse Effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the Loan Documents or the transactions contemplated thereby.

                 (k) The Lender Parties shall be satisfied (i) that the Borrower and its Subsidiaries, after giving effect to the transactions contemplated by the Loan Documents, will be able to meet their obligations under all Welfare Plans, (ii) that the employee benefit plans of the Loan Parties and the ERISA Affiliates have been, in all material respects, funded not less than in accordance with the applicable minimum statutory requirements, (iii) that no Reportable Event has occurred that would cause a material liability to any Loan Party or any ERISA Affiliate and (iv) that no termination of, or withdrawal from, any employee benefit plan of any Loan Party or any ERISA Affiliate has occurred, is reasonably expected to occur or is contemplated that could result in a material liability to any Loan Party or any ERISA Affiliate.

                 (l) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Administrative Agent and the Agent).

                 (m) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Revolving Credit Notes and the Term Notes) in sufficient copies for each Lender Party:

                          (i) The Working Capital Notes and the Term Notes payable to the order of the Lenders.

                          (ii)    A certified copy of an order of the
                 Bankruptcy Court approving the Plan of Reorganization (the "CONFIRMATION ORDER").

                          (iii) Certified copies of the resolutions of the Board of Directors of the Company approving the Merger, the Merger Agreement and the Plan of Reorganization and of the Borrower and each other Loan Party approving the Merger, the Reorganization, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Merger, the Reorganization, this Agreement, the Notes, each other Loan Document and each Related Document.

                          (iv) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated reasonably near the date of the Initial Extension of Credit, listing the charter of the Borrower and each other Loan Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Borrower's or such other Loan Party's charter on file in his office, (B) the Borrower and each other Loan Party have paid all franchise taxes to the date of such certificate and
                 (C) the Borrower and each other Loan Party are duly incorporated and in good standing or presently subsisting under the laws of the state of the jurisdiction of its incorporation.

                          (v) Certified copies of a certificate of merger or other confirmation from the Secretary of State of the State of Delaware satisfactory to the Administrative Agent of the consummation of the Merger.

                          (vi) A certificate of the Borrower and each other Loan Party, signed on behalf of the Borrower and such other Loan Party by its President or a Vice President and its Secretary or an Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(m)(iv), (B) a true and correct copy of the bylaws of the Borrower and such other Loan Party as in effect on the date of the Initial Extension of Credit,
                 (C) the due incorporation and good standing of the Borrower and such other Loan Party as a corporation organized under the laws of the state of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                          (vii)   A certificate of the Secretary or an
                 Assistant Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                          (viii) A security agreement in substantially the form of Exhibit E (together with each other security agreement delivered pursuant to Section 5.01(l), in each case as amended from time to time in accordance with its terms, the "SECURITY AGREEMENT"), duly executed by each Pledgor, together with certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank and evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement has been taken.

                          (ix) A guaranty in substantially the form of Exhibit F (together with each other guaranty delivered pursuant to Section 5.01(l), in each case as amended from time to time in accordance with its terms, the "GUARANTY"), duly executed by each Guarantor.

                          (x) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith.

                          (xi)    Such financial, business and other
                 information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and Welfare Plans, collective bargaining agreements and other arrangements with employees, annual financial statements of Federated and its Subsidiaries dated January 29, 1994, annual financial statements of the Company and its Subsidiaries dated July 30, 1994, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit), forecasted financial information prepared by management of the Borrower, in form and substance satisfactory to the Administrative Agent and the Agent on a quarterly basis for the first two years following the day of the Initial Extension of Credit.

                          (xii) A letter, in form and substance satisfactory to the Administrative Agent, from KPMG Peat Marwick LLP, the Borrower's independent certified public accountants, to the Borrower, acknowledging that the Lender Parties have relied and will rely upon the financial statements of the Borrower examined by such accountants in determining whether to enter into, and to take action or refrain from taking action under, the Loan Documents.

                          (xiii) A favorable opinion of Jones, Day, Reavis & Pogue, counsel for the Loan Parties, in substantially the form of Exhibit G-1 hereto and a favorable opinion of Dennis J. Broderick, General Counsel to the Borrower, in substantially the form of Exhibit G-2 hereto and, in each case, as to such other matters as the Administrative Agent may reasonably request.

                          (xiv) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent and the Agent, in form and substance satisfactory to the Administrative Agent and the Agent.

                 SECTION 3.02. CONDITIONS PRECEDENT TO EACH REGULAR BORROWING, ISSUANCE AND RENEWAL. The obligation of each Appropriate Lender to make a Regular Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Working Capital Lender pursuant to Section 2.14(c), a Swing Line Advance made by a Working Capital Lender pursuant to Section 2.02(b), or a Working Capital Advance made by a Working Capital Lender pursuant to Section 2.02(a) so long as the proceeds thereof are used solely for purposes of repaying or prepaying outstanding Swing Line Advances) on the occasion of each Regular Borrowing (including the initial Borrowing) and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Standby Letter of Credit, and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing, issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance, Notice of Swing Line Borrowing or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Standby Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, issuance or renewal such statements are true):

                 (i) the representations and warranties contained in each Loan Document are correct on and as of the date of such Borrowing, issuance or renewal, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance or renewal, in which case as of such specific date;

                 (ii) no event has occurred and is continuing, or would result from such Borrowing, issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default; and

                 (iii) in the case of a Borrowing (other than any Term Borrowing) or the issuance or renewal of a Letter of Credit, the aggregate amount of such Borrowing, issuance or renewal and all other Borrowings (other than any Term Borrowing), issuances and renewals to be made on the same day does not exceed an amount equal to the aggregate Unused Working Capital Commitments LESS the Documentary L/C Amount;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender (other than the Designated Bidders) through the Administrative Agent may reasonably request.

                 SECTION 3.03. CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto,
(ii) on or before the date of such Borrowing, but prior to such Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                 (a) the representations and warranties contained in each Loan Document are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date;

                 (b) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

                 (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Administrative Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

                 (d) the aggregate amount of such Borrowing and all other Borrowings (other than any Term Borrowing) and issuances and renewals of Letters of Credit to be made on the same day does not exceed an amount equal to the aggregate Unused Working Capital Commitments LESS the Documentary L/C Amount.

                 SECTION 3.04. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be









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                                       78




deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


                 SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows (and for purposes of the Initial Extension of Credit, such representations and warranties shall be deemed to have been made immediately after giving effect to the Merger and the Reorganization):

                 (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Guarantors has been validly issued, is fully paid and non-assessable and is directly or indirectly owned by the Borrower free and clear of all Liens except those created under the Loan Documents.

                 (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan

         Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                 (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Merger, the Reorganization and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws,
         (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

                 (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, (ii) the consummation of the Merger, the Reorganization or the other transactions contemplated hereby, (iii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iv) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (v) the exercise by the Administrative Agent, the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect other than, with respect to clause (ii) above, those authorizations, approvals, actions, notices and filings which the failure to obtain, take, give or make, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods in connection with the Merger, the Reorganization and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Merger or the Reorganization or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                 (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                 (f) The Consolidated and consolidating balance sheets of Federated and its Subsidiaries as at January 29, 1994, and the related Consolidated and consolidating statements of income and the related Consolidated statement of cash flows of Federated and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Peat Marwick LLP, independent public accountants, and the Consolidated and consolidating balance sheets of Federated and its Subsidiaries as at October 29, 1994, and the related Consolidated and consolidating statements of income and the related Consolidated statement of cash flows of Federated and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of Federated, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheets as at October 29, 1994, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated and consolidating financial condition of Federated and its Subsidiaries as at such dates and the Consolidated and consolidating results of the operations of Federated and its Subsidiaries for the periods ended on such dates, in the case of such Consolidated financial statements, all in accordance with generally accepted accounting principles applied on a consistent basis, and in the case of such Consolidated and consolidating financial statements, all consistent with past
         practices.   Since January 29, 1994, (i) there has been no material
         adverse change, as of the date of this Agreement, in the business, financial condition, results of operations or prospects of any Loan Party or any of its Subsidiaries, and (ii) there has been no material adverse change in the business, financial condition, results of operations or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                 (g) The Consolidated balance sheet of the Company and its Subsidiaries as at July 30, 1994, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, copies of which are set forth in the Disclosure Statement furnished to each Lender Party prior to the date hereof, and the Consolidated balance sheet of the Company and its Subsidiaries as at October 29, 1994, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheets as at October 29, 1994, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since July 30, 1994, there has been no material adverse change, as of the date of this Agreement, in the business, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

                 (h) The Consolidated projected balance sheets, income statements and cash flows statements of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(m)(xi) or 5.03(e) (collectively, the PROJECTIONS") were prepared in good faith on the basis of the assumptions stated therein, which assumptions were, in the opinion of the management of the Borrower, fair in the light of conditions existing at the time of delivery of such forecasts; and at the time of delivery, the management of the Borrower believed that the forecasts of the Borrower's future financial performance set forth in the Projections were reasonable and attainable.

                 (i) Neither the Information Memorandum nor any other written information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents (other than the Projections) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                 (j) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of the Merger, the Reorganization, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(g).

                 (k) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934 (other than, to the extent applicable, in connection with (i) the acquisition of the Company and its Subsidiaries pursuant to the Merger Agreement or (ii) an acquisition of a company, so long as (x) the board of directors of such company shall have approved such acquisition at the time such acquisition is first publicly announced, (y) if such company shall have been soliciting bids for its acquisition, the board of directors of such company shall not have determined either to accept no offer or to accept an offer other than the Borrower's offer or (z) if such company shall not have been soliciting bids for its acquisition or if the board of directors of such company shall have solicited bids for its acquisition but shall have determined either to accept no offer or to accept an offer other than the Borrower's offer, the existence, amount and availability for the acquisition of such company of the Facilities hereunder shall not have been disclosed, orally or in writing, until after such time as the board of directors of such company shall have approved such acquisition by the Borrower and so long as, in any case, such acquisition is otherwise permitted hereunder).

                 (l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock (other than, to the extent applicable, in connection with the acquisitions referred to in clauses
         (i) and (ii) of Section 4.01(k)).

                 (m) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(d) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of Section 6.01(d) will be Margin Stock.

                 (n) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans with respect to any employees of any Loan Party or any of its Subsidiaries.

                 (o) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan (other than the Reportable Event described in Department of Labor Regulation Section 2615.21 with respect to the Debtors' Chapter 11 proceedings under the Bankruptcy
         Code) that has resulted in or could be reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

                 (p) As of the last annual actuarial valuation date, the current liability (as defined in Section 412 of the Internal Revenue
         Code) under each Plan does not exceed the fair market value of the assets of such Plan and there has been no material adverse change in the funding status of any such Plan since such date.

                 (q) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                 (r) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could be reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

                 (s) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, which reorganization or termination could be reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, which reorganization or termination could be reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

                 (t) Except as set forth in the financial statements referred to in this Section 4.01 or Section 5.03, the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                 (u) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

                 (v) The operations and properties of each Loan Party and each of its Subsidiaries comply with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries, each Loan Party and its Subsidiaries are in compliance with all such Environmental Permits, except, in any case, where the failure to so comply with or perform any of the foregoing, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect, and no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

                 (w) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list of sites, and no underground storage tanks, as such term is defined in 42 U.S.C. Section 6991, are owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, except, in any case under this Section 4.01(w), where the consequence of any of the foregoing, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                 (x) Neither any Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list, and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner that could result in an Environmental Action, except, in any case, where the consequence of any of the foregoing, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                 (y) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

                 (z) The Collateral Documents create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                 (aa) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except to the extent such taxes are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained and to the extent that such non-payments, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                 (bb) Set forth on Schedule 4.01(bb) hereto is a complete and accurate list, as of the date hereof, of each taxable year of the Borrower and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                 (cc) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of the Borrower and its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years, if required to be paid, could not reasonably be expected to have a Material Adverse Effect. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                 (dd) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Borrower and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns), if required to be paid, could not reasonably be expected to have a Material Adverse Effect. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                 (ee) Neither the Merger nor the Reorganization will generate taxable income to the Borrower or any of its Subsidiaries or Affiliates for federal income tax purposes other than income the recognition of which is deferred under the consolidated return regulations.

                 (ff) Except as a result of the Merger, no "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to the Borrower since February 4, 1992. The Borrower and its Subsidiaries have, as of the date hereof, net operating loss carryforwards for U.S. Federal income tax purposes equal in the aggregate to at least $600,000,000. Set forth on Schedule 4.01(ff) hereto is the extent to which the net operating loss carryforwards are expected to be subject to the limits imposed by
         Section 382 of the Internal Revenue Code as a result of the Merger or any other event that would earlier have triggered an ownership change under Section 382(g) of the Internal Revenue Code.

                 (gg) No Loan Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                 (hh) The Borrower is, individually and together with its Subsidiaries, Solvent and as of the date of the Initial Extension of Credit, each Loan Party is, individually and together with its Subsidiaries, Solvent.

                 (ii) The payment obligations (whether contingent, deferred or otherwise) of the Borrower and its Subsidiaries under the employment agreements and compensation arrangements to which any of them is a party could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

                 (jj) Set forth on Schedule 4.01(jj) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the principal amount outstanding thereunder.

                 (kk) Set forth on Schedule 3.01(e) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding thereunder.

                 (ll) Set forth on Schedule 4.01(ll) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

                 SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (and not cash collateralized or for which a "back-to-back" letter of credit shall not have been issued pursuant to Section 2.06(b)(iv)) or any Lender Party shall have any Commitment hereunder, the Borrower will:

                 (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except, in any case, where the failure so to comply, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                 (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to any portion of the Collateral or any property of any Pledged Subsidiary and becomes enforceable against its other creditors and (y) if such non-payments, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                 (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except, in any case under this subsection (c), where the failure so to comply with or perform any of the foregoing, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                 (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, except where failure to maintain such insurance could not be reasonably expected to have a Material Adverse Effect.

                 (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except, with respect to such rights, permits, licenses, approvals and privileges, where the failure to do so could not be reasonably expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries may consummate the Merger and the Reorganization and any other merger or consolidation permitted under Section 5.02(c); PROVIDED FURTHER that neither the Borrower nor any of its Subsidiaries shall be required to preserve or maintain (i) the corporate existence of any Minor Subsidiary if the Board of Directors of the parent of such Minor Subsidiary, or an executive officer of such parent to whom such Board of Directors has delegated the requisite authority, shall determine that the preservation and maintenance thereof is no longer desirable in the conduct of the business of such parent and that the loss thereof is not disadvantageous in any material respect to the Borrower, such parent, the Administrative Agent or the Lender Parties or (ii) any right, permit, license, approval, privilege or franchise if the preservation and maintenance thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary, the Administrative Agent or the Lender Parties.

                 (f) VISITATION RIGHTS. At any reasonable time and from time to time, (i) permit the Administrative Agent, the Agent or any of the Lender Parties or any agents or representatives thereof (x) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and (y) to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, PROVIDED, HOWEVER, that with respect to the Lender Parties and their rights described in clause (x) above, so long as no Default shall have occurred and be continuing, such Lender Parties shall exercise such rights at the same time (such time to be arranged by the Administrative Agent with the Borrower) and (ii) take such action as may be necessary to authorize its independent certified public accountants to disclose to the Persons described in clause (i) above any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, or the substance of any information that such accountants may have with respect to the business, financial condition or results of operations of the Borrower or any of its Subsidiaries.

                 (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                 (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except as otherwise permitted pursuant to Section 5.02(d) or where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                 (i) PERFORMANCE OF RELATED DOCUMENTS, MATERIAL CONTRACTS AND LEASES. Perform and observe all of the terms and provisions of each Related Document, each Material Contract and each lease of real property to which the Borrower or any of its

         Subsidiaries is a party to be performed or observed by it, maintain each such Related Document, Material Contract and lease in full force and effect and not allow, with respect to any such leases, such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, enforce each such Related Document, Material Contract and lease in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

                 (j) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on economic terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than, so long as no Default shall have occurred and be continuing, transactions in the ordinary course of business (i) during any Non-Investment Grade Period, (A) between or among Minor Subsidiaries, (B) between or among Loan Parties (other than the Borrower) involving cash or other consideration of less than $30,000,000, PROVIDED that such transaction could not reasonably be expected to materially impair the value of the Collateral or the Guaranty or (C) between or among Loan Parties (other than the Borrower) involving cash or other consideration of $30,000,000 or more, PROVIDED that such transaction could not reasonably be expected to materially impair the value of the Collateral or the Guaranty and a majority of the disinterested members of the Board of Directors of the applicable Loan Parties determines that such transaction could not reasonably be expected to have a Material Adverse Effect or materially impair the value of the Collateral or the Guaranty, or (ii) during any Investment Grade Period, between or among the Borrower and any of its Subsidiaries, PROVIDED that, in the case of clause (i) or (ii) above, such transaction could not reasonably be expected to have a Material Adverse Effect.

                 (k) INTEREST RATE HEDGING. Enter into prior to the Initial Extension of Credit hereunder, and maintain at all times thereafter, interest rate Hedge Agreements with Persons approved by the Administrative Agent and the Agent (such approval not to be unreasonably withheld or delayed), covering a notional amount in an amount such that not less than 75%, during any period during which the Borrower shall not have a Debt Rating of at least BBB- from S&P and at least Baa3 from Moody's, of the Consolidated Funded Debt (calculated, in the case of the Fiscal Year ending on January 31, 1995, based on the pro forma balance sheet furnished to the Lenders prior to the date hereof, and for each Fiscal Year thereafter, as at the end of the immediately preceding Fiscal Year) of the Borrower and its Subsidiaries is maintained at a fixed rate of interest and providing for such Persons to make payments thereunder for a period of no less than two years (i) for the first three years after the date hereof, to the extent that the sum of the Applicable Margin for Eurodollar Rate Advances in effect on the date any such Hedge Agreement is entered into PLUS the Eurodollar Rate in effect from time to time for an Interest Period of three months equals or exceeds 10% per annum and (ii) thereafter, to the extent that the Eurodollar Rate in effect from time to time for an Interest Period of three months equals or exceeds 10% per annum.

                 (l)      COVENANT TO GUARANTEE OBLIGATIONS AND TO GIVE
         SECURITY.   Prior to the date on which an Investment Grade Rating is
         established, and after such date if such Investment Grade Rating shall cease to be in effect and the Release Date shall not have occurred, and at the expense of the Borrower, at such time as any new direct or indirect Subsidiaries of the Borrower are formed or acquired or any existing Subsidiary of the Borrower that did not previously hold any operating assets or real property acquires any operating assets or real property or any existing Subsidiary of the Borrower that previously was prohibited under the terms of its certificate of incorporation from issuing guaranties or pledging its assets is no longer so prohibited, (i) if such Subsidiary holds any operating assets or real property or if such Subsidiary is not prohibited under the terms of its certificate of incorporation from doing so, within 15 Business Days thereafter, cause such Subsidiary, and cause each direct and indirect parent (other than the Borrower) of such Subsidiary, if it has not already done so, to duly execute and deliver to the Administrative Agent a guaranty, in substantially the form of Exhibit F hereto and otherwise in form and substance satisfactory to the Administrative Agent, guaranteeing the Borrower's Obligations under the Loan Documents, (ii) if such Subsidiary is not prohibited under the terms of its certificate of incorporation from doing so, within 15 Business Days thereafter, duly execute and deliver, and cause each Subsidiary that is a direct or indirect parent of such Subsidiary, if it has not already done so, to duly execute and deliver to the Administrative Agent a security agreement, in substantially the form of Exhibit E hereto and otherwise in form and substance satisfactory to the Administrative Agent, securing the Borrower's Obligations under the Loan Documents or such parent Subsidiary's Obligations under the Guaranty, as the case may be, and take, or cause such parent Subsidiary to take, whatever action as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent valid and subsisting liens on and security interests in the Collateral purported to be subject to such security agreement and (iii) within 30 days thereafter, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the Lender Parties, of internal counsel to the Loan Parties or other counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i) and (ii) above, as to such guaranty and security agreement being legal, valid and binding Obligations of the Loan Party party thereto enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request; PROVIDED, HOWEVER, that nothing contained in this Section 5.01(l) shall require that the charter of any present or future Subsidiary of the Borrower be amended to permit such Subsidiary to issue guaranties or pledge its assets, except that no such charter shall restrict the issuance of Debt or the pledging of assets if the principal purpose of the adoption of such restriction would be to avoid the issuance of guaranties and the pledging of assets pursuant to this Section 5.01(l); PROVIDED FURTHER, HOWEVER, that notwithstanding anything contained herein to the contrary, no indirect Subsidiary of the Borrower the primary assets of which are real property shall be required to issue a guaranty so long as its capital stock shall have been pledged to the Administrative Agent as Collateral by its direct parent and such parent shall have executed and delivered a guaranty hereunder.

                 SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (and not cash collateralized or for which a "back-to-back" letter of credit shall not have been issued pursuant to Section 2.06(b)(iv)) or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

                 (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the following:

                          (i)     Liens created under the Loan Documents;

                          (ii)    Permitted Liens;

                         (iii) the Liens existing on the date hereof and described on Schedule 5.02(a) hereto;

                          (iv) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property or equipment), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, constructed or improved (except that Liens incurred in connection with the construction or improvement of real property may extend to additional real property immediately contiguous to such property being constructed or improved) and no such extension, renewal or replacement shall extend to or cover any such properties not theretofore subject to the Lien being extended, renewed or replaced;

                          (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(C); PROVIDED that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

                          (vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; PROVIDED that such Liens (other than replacement Liens permitted under clause (xii) below) were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

                          (vii) Liens on accounts receivable and other related assets arising solely in connection with the sale or other disposition of such accounts receivable pursuant to
                 Section 5.02(d)(v);

                          (viii) cash collateral securing Surviving Debt consisting of letters of credit outstanding in an aggregate amount not to exceed $2,000,000;

                          (ix) Liens securing Documentary L/Cs permitted under Section 5.02(b)(iii)(F) or Trade Letters of Credit; PROVIDED that no such Lien shall extend to or cover any assets of the Borrower or any of its Subsidiaries other than the inventory (and bills of lading and other documents related thereto) being financed by any such Documentary L/C or Trade Letter of Credit, as the case may be;

                          (x) Liens in respect of goods consigned to the Borrower or any of its Subsidiaries in the ordinary course of business; PROVIDED that such Liens are limited to the goods so consigned;

                          (xi) financing statements filed in the ordinary course of business solely for notice purposes in respect of operating leases and in-store retail licensing arrangements entered into in the ordinary course of business; and

                          (xii) the replacement, extension or renewal of any Lien permitted by clause (iii), (v) or (vi) above upon or in the same property theretofore subject thereto or, in the case of Liens on real property and related personal property of the Borrower or any of its Subsidiaries other than ASGREC, upon or in substitute property of like kind of the Borrower or such Subsidiary, as the case may be, determined in good faith by the Board of Directors of the Borrower or such Subsidiary to be of the same or lesser value than the property theretofore subject thereto, or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                 (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                          (i)     in the case of the Borrower,

                                  (A)      Debt owed to a wholly owned
                          Subsidiary of the Borrower, PROVIDED that if the Release Date shall not have occurred, such Debt may be incurred only to the extent that (1) such Debt arises out of the conduct of the Borrower's ordinary course of business pursuant to and in accordance with the Borrower's cash management system described on
                          Schedule 5.02(b) hereto or (2) such Debt, together with dividends received by the Borrower from its Subsidiaries, is incurred and remains outstanding solely to the extent necessary for the Borrower to make scheduled payments and prepayments permitted hereunder of principal of and interest on its Debt owing to Persons other than its Affiliates and to pay necessary administrative expenses of the Borrower on a timely basis and at the time of incurrence or issuance of such Debt, no Default shall have occurred and be continuing;

                                  (B)      Debt in respect of Hedge Agreements
                          designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practices, PROVIDED that such Hedge Agreements shall be non-speculative in nature (including, without limitation, with respect to the term and purpose thereof);

                                  (C)      unsecured Debt in an aggregate
                          amount not to exceed $200,000,000; PROVIDED that the Net Cash Proceeds thereof shall be applied to prepay the Advances pursuant to and in accordance with
                          Section 2.06(b)(ii); and

                                  (D)      during any Investment Grade Period,
                          unsecured Debt in an aggregate amount not to exceed $500,000,000 at any one time outstanding; PROVIDED, HOWEVER, that after giving effect to the incurrence or issuance of such Debt, the Interest Coverage Ratio, calculated on a pro forma basis, shall equal or exceed 3.75:1 and the Leverage Ratio shall not exceed 0.45:1; PROVIDED FURTHER, HOWEVER, that at the time of the incurrence or issuance of such Debt, the Borrower shall not be on "credit watch" (or any like designation by S&P or Moody's from time to time) for downgrading of its Debt Rating to BB+ or below by S&P or Ba1 or below by Moody's; PROVIDED FURTHER that if, subsequent to the incurrence or issuance of any such Debt, the Debt Rating shall cease to be an Investment Grade Rating, such outstanding Debt shall be deemed to be permitted hereunder; and

                          (ii)    in the case of any of its Subsidiaries,

                                  (A)      during any Non-Investment Grade
                          Period, in the case of any such Subsidiary that is a Guarantor or, during any Investment Grade Period, in the case of any such Subsidiary, Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower;

                                  (B)      in the case of FDS National Bank,
                          Debt owed to the Borrower, Debt incurred in connection with the financing of accounts receivable in an aggregate principal amount not to exceed $200,000,000 at any time outstanding, PROVIDED that such Debt is evidenced by senior intercompany notes pledged to the Administrative Agent as Collateral in accordance with the terms of the Loan Documents; and

                                  (C)      in the case of Macy's Primary Real
                          Estate, Inc., Debt owed to FNC in an aggregate principal amount not to exceed

                          $550,926,100, PROVIDED that such Debt shall not be pledged to any Person except to the extent permitted or required under Section 5.01(l); and

                                  (D)      in the case of any such Subsidiary
                          that is not a Guarantor (other than FDS National Bank and FNC), Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower (1) arising out of the conduct of the Borrower's business pursuant to and in accordance with the Borrower's cash management system described on Schedule 5.02(b) hereto, (2) evidenced by intercompany notes executed by such Subsidiary solely for purposes and arising out of transactions consistent with past practices, so long as such notes are pledged to the Administrative Agent as Collateral to the extent required by, and in accordance with the terms of, the Loan Documents or
                          (3) in a principal amount not to exceed $25,000,000 in the aggregate for all such Subsidiaries from the date hereof; and

                          (iii) in the case of the Borrower and any of its Subsidiaries (other than FNC),

                                  (A)      Debt under the Loan Documents;

                                  (B)      Debt secured by Liens permitted by
                          Section 5.02(a)(iv) not to exceed in the aggregate
                          (i) during any Non-Investment Grade Period,
                          $50,000,000 at any time outstanding and (ii) during any Investment Grade Period, $100,000,000 at any time outstanding, PROVIDED that if, subsequent to the incurrence of such Debt, the Debt Rating shall cease to be an Investment Grade Rating, such outstanding Debt shall be deemed to be permitted hereunder to the extent not permitted under subclause (i) above;

                                  (C) (i) Capitalized Leases not to exceed in the aggregate (x) during any Non-Investment Grade Period, $50,000,000 at any time outstanding and (y) during any Investment Grade Period, $100,000,000 at any time outstanding, PROVIDED that if, subsequent to entering into such Capitalized Leases, the Debt Rating shall cease to be an Investment Grade Rating, such outstanding Capitalized Leases shall be deemed to be permitted hereunder to the extent not permitted under subclause (x) above, and (ii) in the case of Capitalized Leases to which any Subsidiary of the Borrower is a party, Debt of the Borrower of the type described in clause (i) of the definition of "DEBT" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases;

                                  (D)      the Surviving Debt, and any Debt
                          extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving
                          Debt; PROVIDED that the terms (including, without limitation, principal amount, interest rate, limitations on liens, if any, guaranties, if any, collateral, if any, and subordination terms, if any) taken as a whole of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable to the Loan Parties or the Lender Parties, as determined by the Administrative Agent in its reasonable discretion, than the terms governing the Debt so extended, refunded or refinanced PROVIDED that no unsecured Debt shall be refunded or refinanced by secured Debt); PROVIDED, HOWEVER, that any such refunding or refinancing Debt may provide for an earlier maturity than the Debt being so refunded or refinanced so long as such earlier maturity is no earlier than six months after the Termination Date, PROVIDED FURTHER that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, PROVIDED STILL FURTHER that nothing contained in this subclause (D) shall prohibit the prepayment of the Series B Notes issued pursuant to the Plan of Reorganization with the Net Cash Proceeds from the sale or other financing of accounts receivable to the extent otherwise permitted under this Agreement;

                                  (E) Debt incurred in connection with the sale or other disposition of accounts receivable pursuant to Section 5.02(d)(v) arising in connection with the Receivables Financing Facility, including, without limitation, Debt consisting of indemnification obligations of the Borrower's Subsidiaries and the Borrower's guaranty thereof and Debt in respect of Hedge Agreements, PROVIDED that such Hedge Agreements shall be subject to the limitations described in Section 5.02(b)(i)(B);

                                  (F)      Debt in respect of Documentary L/Cs
                          in an aggregate Available Amount not to exceed $250,000,000 at any time outstanding and, together with the aggregate Available Amount of outstanding Trade Letters of Credit, not to exceed $400,000,000 at any time outstanding;

                                  (G)      Debt of any Person that becomes a
                          Subsidiary of the Borrower after the date hereof in accordance with the terms of Section 5.02(e) that is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower); and

                                  (H)      indorsement of negotiable
                          instruments for deposit or collection or similar transactions in the ordinary course of business.

                 (c) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) the Borrower and its Subsidiaries may consummate the Merger and the Reorganization, (ii) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower, PROVIDED that, in the case of any such merger or consolidation under this clause (ii), (x) the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, and (y) if the capital stock of either such Subsidiary is Collateral, the capital stock of the resulting Subsidiary shall be pledged as Collateral pursuant to Section 5.01(l) and (iii) any Minor Subsidiary may merge into or consolidate with the Borrower; PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                 (d) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets other than:

                          (i) sales of inventory, equipment and fixtures in the ordinary course of its business;

                          (ii) in a transaction authorized by subsection (c) of this Section;

                          (iii) sales of assets for cash or senior promissory notes or for other assets consisting of real property and equipment to be used in the business of the Borrower and its Subsidiaries, in each case for fair value, in an aggregate amount not to exceed $100,000,000 in any Fiscal Year, PROVIDED that the Net Cash Proceeds thereof shall be reinvested as Capital Expenditures for the businesses of the Borrower and its Subsidiaries to the extent permitted under the

                 Loan Documents, PROVIDED FURTHER that any notes received in connection with any sale of assets pursuant to this clause
                 (iii) shall be payable within five years of such sale and shall not exceed, in the aggregate, $30,000,000 in principal amount in any Fiscal Year;

                          (iv) sales of assets for cash and for fair value in an aggregate amount not to exceed $250,000,000 in any Fiscal Year and in an aggregate amount from the date hereof not to exceed $500,000,000, PROVIDED, HOWEVER, that sales of assets in connection with sale-leaseback transactions shall not exceed, in any Fiscal Year, the sum of (x) $100,000,000 PLUS (y) an amount equal to the aggregate amount of assets permitted under the terms of this Agreement to be sold in connection with sale- leaseback transactions in any prior Fiscal Year to the extent such asset sales and related sale-leaseback transactions shall not have been consummated in such prior Fiscal Year;

                          (v) the sale or other disposition of accounts receivable and related charge accounts in the ordinary course of business of the Borrower and its Subsidiaries substantially as conducted on the date hereof pursuant to the Receivables Financing Facility and the sale of certain accounts receivable to General Electric Capital Corporation in connection with the transfer of certain stores operated on the date hereof by Abraham & Straus, Inc. to Macy's East, Inc., a wholly owned Subsidiary of the Borrower; and

                          (vi) the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of clause (iii), (iv) or (v) above;

         PROVIDED that in the case of sales of assets pursuant to clause (iv) above, the Borrower shall, on the date of receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and the order of priority set forth in, Section 2.06(b)(ii), as specified therein.

                 (e) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                          (i)     Investments by the Borrower and its
                 Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in wholly owned Subsidiaries that are not Loan Parties, which during any Non-Investment Grade Period, shall be in an amount invested from the date hereof not to exceed $5,000,000 individually and $25,000,000 in the aggregate for all such

                 Subsidiaries, PROVIDED that if, subsequent to the making of any such Investment during any Investment Grade Period, the Debt Rating shall cease to be an Investment Grade Rating, any such Investment shall be deemed to be permitted hereunder, and additional Investments in wholly owned Subsidiaries that are Loan Parties;

                          (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                          (iii)   Investments by the Borrower and its
                 Subsidiaries in Cash Equivalents in an aggregate principal amount not to exceed $300,000,000 at any time outstanding;

                          (iv)    Investments by the Borrower and its
                 Subsidiaries in Hedge Agreements permitted under Section 5.02(b)(i)(B) or 5.02(b)(iii)(E);

                          (v) Investments consisting of intercompany Debt permitted under Section 5.02(b)(i)(A);

                          (vi) loans and advances in the ordinary course of business to vendors of the Borrower and its Subsidiaries in connection with in-store merchandising;

                          (vii) loans and advances in the ordinary course of business to sublessees and licensees of the Borrower and its Subsidiaries and Investments in overseas manufacturers in the ordinary course of business in an aggregate amount not to exceed $20,000,000 at any time outstanding;

                          (viii) construction advances made in the ordinary course of business to developers that are not Affiliates of the Borrower or any of its Subsidiaries in connection with store renovations;

                          (ix) Investments existing on the date hereof and described on Schedule 4.01(ll) hereto;

                          (x) Investments consisting of Cash Capital Expenditures permitted under Section 5.02(o) to the extent not otherwise permitted under clause (xii) below;

                          (xi) Investments evidenced by senior promissory notes representing assets and property of the Borrower and its Subsidiaries sold pursuant to Section 5.02(d)(iii);

                          (xii) other Investments in an aggregate amount invested (in any combination of cash and securities of the Borrower) not to exceed, together with the aggregate amount of Debt incurred pursuant to Section 5.02(b)(i)(D) and Cash Capital Expenditures made in connection with the acquisition of any business pursuant to an asset purchase, from the date hereof until the Termination Date:

                                  (a)     $250,000,000 during such time as the
                          Debt Rating is not an Investment Grade Rating, and

                                  (b) $500,000,000 during such time as the Debt Rating is an Investment Grade Rating; PROVIDED that if, subsequent to the making of any such Investments permitted under this subclause (b), the Debt Rating shall cease to be an Investment Grade Rating, such Investment shall be deemed to be permitted hereunder;

                 PROVIDED FURTHER that with respect to Investments made under this clause (xii):

                                  (1)      no more than $200,000,000 may be
                          invested in any Fiscal Year,

                                  (2)      the aggregate amount of such
                          Investments shall not exceed $500,000,000 from the date hereof,

                                  (3)      any newly acquired or created
                          Subsidiary of the Borrower or any of its Subsidiaries shall be a wholly owned Subsidiary thereof,

                                  (4)      immediately before and after giving
                          effect thereto, no Default shall have occurred and be continuing or would result therefrom,

                                  (5)       during any Non-Investment Grade
                          Period, immediately before and after giving effect to such Investment, the Interest Coverage Ratio, calculated on a pro forma basis, shall equal or exceed 3.25:1 and the Leverage Ratio, calculated on a pro forma basis, shall not exceed 0.49:1,

                                  (6)      during any Investment Grade Period,
                          immediately before and after giving effect to such Investment, the Interest Coverage Ratio, calculated on a pro forma basis, shall equal or exceed 4.0:1 (unless S&P and Moody's shall have established a Debt Rating of at least BBB- and Baa3, respectively, in which case such Interest Coverage Ratio shall equal or exceed 3.75:1) and the Leverage Ratio, calculated on a pro forma basis, shall not exceed 0.45:1 and

                                  (7) any business acquired or invested in pursuant to this clause (xii) shall be in the same or a similar line of business as the business of the Borrower or any of its Subsidiaries;

                 PROVIDED STILL FURTHER that (1) within the aggregate limits contained in subclauses (a) and (b) above, any amounts permitted to be invested in any Fiscal Year and not so invested may be carried over and invested in the immediately succeeding Fiscal Year, subject to the limitations contained in the immediately preceding proviso, (2) with respect to any Investment proposed to be made during an Investment Grade Period, if immediately before and after giving effect thereto, the Interest Coverage Ratio, calculated on a pro forma basis as described above, shall equal or exceed 3.25:1 and the Leverage Ratio, calculated on a pro forma basis, shall not exceed 0.49:1 but shall not otherwise meet the requirements contained in clause (6) above, then Investments shall be permitted to be made in an amount which, together with Investments made pursuant to this clause (xii) during any Non-Investment Grade Period, shall not exceed $250,000,000 from the date hereof and (3) for purposes of calculating the Interest Coverage Ratio and the Leverage Ratio on a pro forma basis, such ratios shall be calculated based on historical financial statements but after giving effect to current market rates and operating synergies reasonably expected to result from such Investment.

                 (f) DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom,

                          (i)     the Borrower may

                                  (A)      declare and pay dividends and
                          distributions payable only in common of the Borrower,

                                  (B) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights,

                                  (C) make payments in respect of the 1992 Executive Equity Incentive Plan, the 1995 Equity Plan, the Supplementary Executive Retirement Plan, the Executive Deferred Compensation Plan dated as of November 1, 1993 and the Share Purchase Rights Agreement, in each case as amended, amended and restated or replaced from time to time in a manner consistent with prudent business practices, and

                                  (D)      during an Investment Grade Period,
                          declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash solely out of Consolidated net income of the Borrower and its Subsidiaries during an Investment Grade Period, PROVIDED that if, after the declaration of any such dividends, the Debt Rating shall cease to be an Investment Grade Rating, such declared dividends shall be deemed to be permitted hereunder and

                          (ii)    any Subsidiary of the Borrower may

                                  (A)      declare and pay cash dividends to
                          the Borrower, PROVIDED that if the Release Date shall not have occurred, such cash dividends may be declared and paid (x) by FNC with the proceeds received in connection with the repayment of mortgages held by it, so long as the Borrower applies such dividends to prepay the Advances pursuant to
                          Section 2.06(b)(ii), (y) by Federated Credit Holdings Corporation in the ordinary course of business and consistent with past practices and (z) otherwise, together with Debt incurred pursuant to Section 5.02(b)(i)(A) in accordance with clause (2) of the proviso thereto, solely to the extent necessary for the Borrower to make scheduled payments and prepayments permitted hereunder of principal of and interest on its Debt owing to Persons other than its Affiliates and to pay necessary administrative expenses of the Borrower on a timely basis and

                                  (B)      declare and pay cash dividends to
                          any other Subsidiary of the Borrower of which it is a Subsidiary.

                 (g) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof, except where such change could not be reasonably expected to have a Material Adverse Effect.

                 (h) CHARTER AMENDMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws, except where such amendment could not be reasonably expected to have a Material Adverse Effect.

                 (i) ACCOUNTING CHANGES, ETC. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices (including, without limitation, with respect to the reflection of accounts receivable on the Consolidated balance sheet of the Borrower and its Subsidiaries), except as permitted or required by generally accepted accounting principles or law and disclosed to the Lender Parties, the Agent and the Administrative Agent on a timely basis or (ii) Fiscal Year.

                 (j) PREPAYMENTS, ETC. OF DEBT. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than:

                        (i) the prepayment of the Advances in accordance with the terms of this Agreement,

                        (ii) regularly scheduled or required repayments or redemptions of Surviving Debt,

                        (iii)   refundings and refinancings permitted under
                Section 5.02(b)(iii)(D),

                        (iv) prepayments under, and in accordance with the terms of, the Receivables Financing Facility,

                          (v) prepayment of the Convertible Debentures in an aggregate amount in any Fiscal Year not to exceed the amount of Excess Cash Flow for the immediately preceding Fiscal Year to the extent not required to prepay the Advances pursuant to Section 2.06(b)(i), PROVIDED that any such prepayment shall be made no later than the 100th day following the end of the immediately preceding Fiscal Year,

                          (vi) on or prior to January 31, 1995, prepayment of the Series A Notes, the Series B Notes and the Series C Notes issued pursuant to the Plan of Reorganization, PROVIDED that the Series A Notes shall be prepaid in full prior to any prepayment of the Series B Notes and Series C Notes, PROVIDED FURTHER that immediately after giving effect to all such prepayments under this clause (vi), but prior to giving effect to any prepayments made pursuant to clause (vii) below, the aggregate outstanding principal amount of such Series A Notes, Series B Notes and Series C Notes shall not be less than $500,000,000,

                          (vii) prepayment of the Series B Notes issued pursuant to the Plan of Reorganization (A) on or prior to January 31, 1995, in an aggregate principal amount not to exceed the lesser of $200,000,000 and the amount of the Net Cash Proceeds received in connection with the sale or non-recourse financing of accounts receivable pursuant to
                 Section 5.02(b)(iii)(E) pursuant to one or more accounts receivable financing transactions other than those described in the Information Memorandum or (B) in an aggregate amount in any Fiscal Year not to exceed the amount of Excess Cash Flow for the immediately preceding Fiscal Year to the extent not required to prepay the Advances pursuant to Section 2.06(b)(i) and not used to prepay the Convertible Debentures pursuant to
                 Section 5.02(j)(v), PROVIDED that, in the case of this clause
                 (B), the Term Advances shall have been paid in full,

                          (viii) during any Non-Investment Grade Period, prepayment, redemption, purchase or defeasance of Debt in an aggregate amount not to exceed $10,000,000 in any Fiscal Year, and

                          (ix)    during any Investment Grade Period,
                 prepayment, redemption, purchase or defeasance of Debt in an aggregate amount not to exceed $250,000,000 in any Fiscal Year, PROVIDED that concurrently with, or within the 30 Business Days immediately preceding, any such prepayment, redemption, purchase or defeasance, so long as the Term Facility shall not have been paid in full, the Borrower shall prepay the Term Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(vi), as specified therein, PROVIDED FURTHER that if, subsequent to any such prepayment, redemption, purchase, defeasance or satisfaction, the Debt Rating shall cease to be an Investment Grade Rating, such prepayment, redemption, purchase, defeasance or satisfaction shall be deemed to be permitted hereunder, or amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

                 (k) AMENDMENT, ETC. OF RELATED DOCUMENTS. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the rights or interests of the Administrative Agent or any Lender Party or that could be reasonably expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

                 (l) AMENDMENT, ETC. OF MATERIAL CONTRACTS. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that could be reasonably expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

                 (m) SECTION 338 ELECTION. Make an election under Section 338(g) of the Internal Revenue Code with respect to the Merger.

                 (n) PARTNERSHIPS. Become a general partner in any general or limited partnership, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership.

                 (o) CASH CAPITAL EXPENDITURES. During any Non-Investment Grade Period, make, or permit any of its Subsidiaries to make, any Cash Capital Expenditures that would cause the aggregate of all such Cash Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

                     FISCAL YEAR                   AMOUNT
                     1995                          $705,000,000
                     1996                          $697,000,000
                     1997                          $706,000,000
                     1998 and thereafter           $713,000,000


         PROVIDED that, commencing with the Fiscal Year ending in January 1996, the Borrower and its Subsidiaries shall be entitled to make additional Cash Capital Expenditures in any Fiscal Year in an amount (the "CARRY-OVER AMOUNT") equal to the lesser of (i) 25% of the amount set forth above for the immediately preceding Fiscal Year and (ii) the amount by which (A) the amount (the "MAXIMUM PERMITTED AMOUNT") of Cash Capital Expenditures permitted under this Section 5.02(o) for the immediately preceding Fiscal Year (after giving effect to this proviso) exceeds (B) the actual amount of Cash Capital Expenditures made during the immediately preceding Fiscal Year; PROVIDED FURTHER that if, subsequent to the making of Cash Capital Expenditures during any Investment Grade Period in excess of the amounts specified above, the Debt Rating shall cease to be an Investment Grade Rating, such Cash Capital Expenditures shall be deemed to be permitted hereunder; PROVIDED STILL FURTHER that in connection with the acquisition of any business pursuant to an asset purchase (whether during a Non-Investment Grade Period or an Investment Grade Period), the applicable requirements as to Investments contained in Section 5.02(e)(xii) shall have been satisfied.

                 SECTION 5.03. REPORTING REQUIREMENTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (and not cash collateralized or for which a "back-to-back" letter of credit shall not have been issued pursuant to Section 2.06(b)(iv)) or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Lender Parties:

                 (a) DEFAULT NOTICE. As soon as possible and in any event within five days after any Responsible Officer becomes aware of the occurrence of each Default and each event, development or circumstance that has or could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default, event, development or other circumstance (including, without limitation, the anticipated effect thereof) and the action that the Borrower has taken and proposes to take with respect thereto.

                 (b) MONTHLY FINANCIALS. During each Non-Investment Grade Period, as soon as available and in any event within 45 days after the end of January of each Fiscal Year, and within 30 days after the end of each other month, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and a Consolidated statement of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, and divisional balance sheets and profit and loss statements for such month and the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal month setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified by the chief financial officer, the treasurer or the controller of the Borrower.

                 (c) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, Consolidated, and during any Non-Investment Grade Period, consolidating, balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated, and during any Non-Investment Grade Period, consolidating, statements of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated, and during any Non-Investment Grade Period, consolidating, statements of income and a Consolidated statement of cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in the case of such Consolidated financial statements in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a certificate of said officer as to the then applicable Debt Rating and Interest Coverage Ratio and containing a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in
         Section 5.04.

                 (d) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of KPMG Peat Marwick LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, and, during any Non-Investment Grade Period, a consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and, during any Non-Investment Grade Period, a consolidating statement of income for such Fiscal Year, all in reasonable detail and duly certified by the chief financial officer of the Borrower, in the case of such consolidated financial statements, as having been prepared in accordance with GAAP, and in each case, consistent with past practices, in each case together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a certificate of the chief financial officer of the Borrower as to the then applicable Debt Rating and Interest Coverage Ratio and containing a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section
         5.04 and (iii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                 (e) ANNUAL BUSINESS PLAN AND FORECASTS. During any Non-Investment Grade Period, as soon as available and in any event no later than April 30 of each Fiscal Year, a business plan and forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements for such Fiscal Year.

                 (f) SEMIANNUAL BUSINESS PLAN. During any Non-Investment Grade Period, as soon as available and in any event no later than March 8 and September 1 of each Fiscal Year, a semiannual seasonal business plan prepared by management of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

                 (g) LONG TERM PLAN. As soon as available and in any event no later than 15 days after the final review thereof by the board of directors of the Borrower, any long term business and financial plan prepared by management of the Borrower.

                 (h) ERISA EVENTS. Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event that is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto.

                 (i) PLAN TERMINATIONS. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan if such termination or appointment could be reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

                 (j) PLAN ANNUAL REPORTS. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each of the Federated Department Stores, Inc. Pension Plan, the Allied Stores Corporation Retirement Benefit Plan and the R.H. Macy's & Co., Inc. Pension Plan and any other Plan the "current liability" (as defined in Section 412(l)(7) of the Internal Revenue Code) of which exceeds $50,000,000.

                 (k) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or ERISA Affiliate in connection with any event described in clause (i) or (ii), if such imposition, reorganization, termination or amount could be reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

                 (l) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(j), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 3.01(g).

                 (m) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements (other than registration statements on Form S-8), that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                 (n) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to the Merger Agreement, the Plan of Reorganization or any Material Contract (including, without limitation, any indenture, loan or credit or similar agreement) regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or any indenture, loan or credit or similar agreement that adversely affects the rights or interests of the Administrative Agent or any Lender Party or that is otherwise material and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and the Material Contracts as the Administrative Agent may reasonably request.

                 (o) REVENUE AGENT REPORTS. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form
         886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $10,000,000 or more.

                 (p) ENVIRONMENTAL CONDITIONS. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

                 (q) INSURANCE. Upon request of the Administrative Agent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Lender Party may reasonably specify.

                 (r) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party through the Administrative Agent may from time to time reasonably request.

                 SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (and not cash collateralized or for which a "back-to-back" letter of credit shall not have been issued pursuant to Section 2.06(b)(iv)) or any Lender Party shall have any Commitment hereunder, the Borrower will:

                 (a) LEVERAGE RATIO. Maintain at the end of each fiscal quarter of the Borrower a Leverage Ratio of not more than the amount set forth below for each period set forth below:

                FISCAL QUARTER ENDING IN THE FISCAL       RATIO
                              MONTH OF
                April, 1995                                0.55:1
                July, 1995                                 0.55:1
                October, 1995                              0.56:1
                January, 1996                              0.49:1
                April, 1996                                0.51:1
                July, 1996                                 0.51:1
                October, 1996                              0.52:1
                January, 1997                              0.47:1
                April, 1997                                0.48:1
                July, 1997                                 0.48:1
                October, 1997                              0.49:1
                January, 1998                              0.44:1
                April, 1998                                0.44:1
                July, 1998                                 0.44:1
                October, 1998                              0.45:1
                January, 1999
                   and thereafter                          0.40:1

                 (b) FIXED CHARGE COVERAGE RATIO. During each Non-Investment Grade Period, maintain at the end of each Measurement Period a ratio of the sum of (x) Consolidated EBITDA for the Measurement Period then ended PLUS (y) in the case of any such Measurement Period ending prior to or on February 3, 1996, the net increase (if any) in respect of Debt of the Borrower and its Subsidiaries under the Receivables Financing Facility during such Measurement Period to the sum of (i) Net Cash Interest for such Measurement Period PLUS (ii) principal amounts of all Funded Debt payable (other than (I) Debt refunded or refinanced in accordance with the terms of the Loan Documents and (II) Debt payable under the May Note Monetization Facility) PLUS (iii) Cash Capital Expenditures made PLUS (iv) cash income taxes paid PLUS (v) cash dividends made, in each case by the Borrower and its Subsidiaries during such Measurement Period determined in accordance with GAAP of not less than the amount set forth below for each period set forth below:


                              MEASUREMENT PERIOD ENDING
                                IN THE FISCAL MONTH OF                  RATIO
                         April, 1995                                   0.25:1
                         July, 1995                                    0.32:1
                         October, 1995                                 0.50:1
                         January, 1996                                 1.00:1
                         April, 1996                                   1.00:1
                         July, 1996                                    1.00:1
                         October, 1996                                 1.00:1
                         January, 1997                                 1.00:1
                         April, 1997                                   1.00:1
                         July, 1997                                    1.00:1
                         October, 1997                                 1.00:1
                         January, 1998
                           and thereafter                              1.00:1

                 (c) INTEREST COVERAGE RATIO. Maintain at the end of each Measurement Period an Interest Coverage Ratio of not less than the amount set forth below for each Measurement Period set forth below:

                              MEASUREMENT PERIOD ENDING
                                IN THE FISCAL MONTH OF                  RATIO
                         April, 1995                                   1.10:1
                         July, 1995                                    1.10:1
                         October, 1995                                 1.50:1
                         January, 1996                                 2.75:1
                         April, 1996                                   2.75:1
                         July, 1996                                    2.75:1
                         October, 1996                                 2.75:1
                         January, 1997                                 3.00:1
                         April, 1997                                   3.00:1
                         July, 1997                                    3.00:1
                         October, 1997                                 3.00:1
                         January, 1998                                 3.50:1
                         April, 1998                                   3.50:1
                         July, 1998                                    3.50:1
                         October, 1998                                 3.50:1
                         January, 1999                                 3.75:1
                         April, 1999                                   3.75:1
                         July, 1999                                    3.75:1
                         October, 1999                                 3.75:1
                         January, 2000
                            and thereafter                             4.00:1



                                   ARTICLE VI

                               EVENTS OF DEFAULT


                 SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                 (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan

         Document, in each case under this clause (ii) within one Business Day after the same becomes due and payable; or

                 (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                 (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e), (f) or (j),
         5.02 (other than, with respect to Section 5.02(a), to the extent described in clause (d)(i) below), 5.03 (except to the extent described in clause (d)(i) below) or 5.04; or

                 (d) (i) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02(a) (solely with respect to the imposition of non-consensual Liens) or Section 5.03(b),
         (c), (d), (e), (f), (g) or (m) if such failure shall remain unremedied for 10 days or (ii) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

                 (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $30,000,000 (or its equivalent in any Alternative Currency) either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                 (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                 (g) any judgment or order for the payment of money in excess of $30,000,000 (or its equivalent in any Alternative Currency) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall only be an Event of Default under this Section 6.01(g) if and to the extent that the amount of such judgment or order not covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof exceeds $30,000,000 so long as such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

                 (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(l) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                 (j) any Collateral Document after delivery thereof pursuant to Section 3.01 or 5.01(l) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                 (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death, disability or previously established mandatory retirement) to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management and policies of the Borrower; or

                 (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $30,000,000; or

                 (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $30,000,000 or requires payments exceeding $5,000,000 per annum; or

                 (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $5,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Working Capital Lender pursuant to Section 2.14(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Working Capital Lender pursuant to Section 2.14(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and
(y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                 SECTION 6.02. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                  ARTICLE VII

                     THE ADMINISTRATIVE AGENT AND THE AGENT


                 SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender (in its capacities as a Lender and a potential Hedge Bank) and each Issuing Bank hereby appoints and authorizes the Administrative Agent and the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), neither the Administrative Agent nor the Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; PROVIDED, HOWEVER, that neither the Administrative Agent nor the Agent shall be required to take any action that exposes the Administrative Agent or the Agent to personal liability or that is contrary to this Agreement or applicable law. Each of the Administrative Agent and the Agent agrees to give to each Lender and each Issuing Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                 SECTION 7.02. ADMINISTRATIVE AGENT'S AND AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor the Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and the Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any









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statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;
(e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 7.03. CITIBANK, CHEMICAL AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of Citibank and Chemical shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or the Agent, as the case may be; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Citibank and Chemical in its individual capacity. Citibank and Chemical and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citibank and Chemical were not the Administrative Agent and the Agent, respectively, and without any duty to account therefor to the Lender Parties.

                 SECTION 7.04. LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent, the Agent or any Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Agent or any Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                 SECTION 7.05. INDEMNIFICATION. (a) Each Lender (other than the Designated Bidders) severally agrees to indemnify the Administrative Agent and the Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages,









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penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent or the Agent under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Administrative Agent and the Agent promptly upon demand for its ratable share of any reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent or the Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this
Section 7.05(a), the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Regular Advances outstanding at such time and owing to the respective Lenders, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments at such time and
(d) their respective Unused Working Capital Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse the Administrative Agent or the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent or the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent or the Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent or the Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                 (b) Each Lender severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for









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any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Regular Advances outstanding at such time and owing to the respective Lenders, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments at such time and
(d) their respective Unused Working Capital Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse such Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Issuing Bank for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Issuing Bank for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                 SECTION 7.06. SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required









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Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                 SECTION 7.07. AGENT. The Agent, in its capacity as Agent, assumes no responsibility or obligation hereunder for servicing, syndication, enforcement or collection of the Debt resulting from the Advances, nor any duties as agent hereunder for the Lender Parties. The title of "Agent" implies no fiduciary responsibility on the part of the Agent, in its capacity as Agent, to the Administrative Agent or any Lender Party and the use of such title does not impose on the Agent any duties or obligations greater than those of any Lender Party or entitle the Agent to any rights other than those to which any other Lender Party is entitled.


                                  ARTICLE VIII

                                 MISCELLANEOUS


                 SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes (other than the Competitive Bid Notes) or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Security Agreement, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders and other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral in any transaction or any series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or any series of related transactions to secure any Obligations other than Obligations owing to the Lender Parties, the Hedge Banks, the Agent and the Administrative Agent under the Loan Documents and other









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than Debt owing to any other Person, PROVIDED that, in the case of any Lien on all or substantially all of the Collateral to secure Debt owing to any other Person, (A) the Borrower shall, on the date such Debt shall be incurred or issued, prepay the Advances pursuant to, and in the order of priority set forth in, Section 2.06(b)(ii) in an aggregate principal amount equal to the amount of such Net Cash Proceeds to the extent required to do so under Section 5.02(b) and (B) the Required Lenders shall otherwise permit the creation, incurrence, assumption or existence of such Lien and, to the extent not otherwise permitted under Section 5.02(b), of such Debt or (iv) amend this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term Facility or the Working Capital Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes (other than the Competitive Bid Notes) held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes (other than the Competitive Bid Notes) held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by each Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Banks or of the Issuing Banks, as the case may be, under this Agreement; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

                 SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 7 West Seventh Street, Cincinnati, Ohio 45202, Attention: Chief Financial Officer, with a copy to General Counsel; if to any Initial Lender or any initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender or Issuing Bank, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 1 Court Square, 7th Floor, Zone 1, Long Island City, New York 11120, Attention: Ed Vowinkel, Telephone No. (718) 248-4523, Telecopier No. (718) 248-4844/45; or, as to the
Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery









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by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopier or telex, be effective when the same is confirmed by telephone, telecopier confirmation or return telecopy or telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to
Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                 SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 8.04. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent and the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent and the Agent with respect thereto, with respect to advising the Administrative Agent and the Agent as to their respective rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto directly involving or relating to the Borrower or any of its Subsidiaries) and (ii) all costs and expenses of the Administrative Agent, the Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Agent and each Lender Party with respect thereto).

                 (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all









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claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the actual or proposed use of the Advances, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Merger and any of the other transactions contemplated hereby) by Federated or any of its Subsidiaries or Affiliates of all or any portion of the stock or substantially all the assets of the Company or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its security holders or creditors arising out of, related to or in connection with the Facilities, the actual or proposed use of the Advances, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, the Merger and the Reorganization, except (a) to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct and (b) for direct, as opposed to consequential, damages for breach of the Indemnified Parties' obligations hereunder.

                 (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.









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                                      128




                 (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

                 (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                 SECTION 8.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its Affiliates may have.

                 SECTION 8.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and each initial Issuing Bank that such Initial Lender and such Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                 SECTION 8.07.  ASSIGNMENTS, DESIGNATIONS AND PARTICIPATIONS.
(a) Each Lender (other than the Designated Bidders) may and, if demanded by the Borrower pursuant to









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Section 2.10(a) or 2.16 upon at least ten Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Regular Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee,
(iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Regular Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and
(vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,000 for each Assignment and Acceptance between a Lender and its Affiliate or another Lender or $3,000 for each other Assignment and Acceptance.

                  (b) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; PROVIDED, HOWEVER, that
(i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee, and









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(iii) the parties to each such assignment shall execute and deliver to the
Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee (unless paid pursuant to Section 8.07(a)) of $2,000 for each Assignment and Acceptance between an Issuing Bank and its Affiliate or another Issuing Bank or $3,000 for each other Assignment and Acceptance.

                 (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                 (d) By executing and delivering an Assignment and Acceptance, the Lender or Issuing Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender or Issuing Bank, as the case may be, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender or Issuing Bank, as the case may be, makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or Issuing Bank, as the case may be, or any other Lender or Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee

(subject to obtaining the approvals required, if any, from the Borrower, the Administrative Agent and the Agent); (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender or Issuing Bank and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Such Assignment and Acceptance shall not become effective until the information contained therein is recorded in the
Register by the Administrative Agent.   In the case of any assignment by a
Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

                 (f) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03; PROVIDED, HOWEVER, that (i) no such Lender shall be entitled to make more than two such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to
Section 2.03, (iii) each such designation shall be to a Designated Bidder and
(iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 and the obligations related thereto.

                 (g) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (h) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Such Designation Agreement shall not become effective until the information contained therein is recorded in the Register by the Administrative Agent.

                 (i) The Administrative Agent, acting for this purpose as the agent of the Borrower, shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and, with respect to Lender Parties other than Designated Bidders, the Commitment under each Facility of, and principal amount of, and interest on, the Advances owing to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                 (j) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                 (k) Any Lender Party may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                 (l) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                 SECTION 8.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 8.09. NO LIABILITY OF THE ISSUING BANKS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, unless such documents are substantially different from the applicable form specified by such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                 SECTION 8.10. RELEASE OF COLLATERAL. As soon as practicable after the Release Date, the Administrative Agent shall, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the release of the Collateral from the liens and security interest created under the Collateral Documents.

                 SECTION 8.11. CONFIDENTIALITY. None of the Administrative Agent, the Agent or any Lender Party shall disclose any Confidential Information to any Person without the written consent of the Borrower, other than (a) to the Administrative Agent's, the Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents, representatives and advisors and to actual or prospective Eligible Assignees and participants, and that, in each case, are advised of the confidential nature of such Confidential Information,
(b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it in connection with the Competitive Bid Advances made by, and the rating of, any Designated Bidder, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                 SECTION 8.12. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 9:00 A.M. (New York City time) on the first Business Day preceding that on which final judgment is given.

                 (b) The obligation of the Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender Party or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender Party or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender Party or the Administrative Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender Party or the Administrative Agent (as the case may be) in the Original Currency, such Lender Party or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

                 SECTION 8.13. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State Court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                 (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 SECTION 8.14. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                 SECTION 8.15. WAIVER OF JURY TRIAL. Each of the Borrower, the Administrative Agent, the Lenders and the Issuing Banks hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent, any Lender or any Issuing Bank in the negotiation, administration, performance or enforcement thereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        FEDERATED DEPARTMENT
                                           STORES, INC.


                                        By /s/ Dennis J. Broderick
                                           -----------------------------------
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary


                                        CITIBANK, N.A.,
                                          as Administrative Agent


                                        By /s/ Paul Trefrey
                                           -----------------------------------
                                            Title: Vice President

                                         CHEMICAL BANK,
                                            as Agent


                                         By /s/ William Rindfuss
                                           ------------------------------
                                             Title: Vice President


                                         CITICORP SECURITIES, INC.,
                                          as Arranger

                                         By /s/ Paul Trefrey
                                           ------------------------------
                                             Title: Vice President


                                         CHEMICAL SECURITIES INC.,
                                           as Co-Arranger


                                         By /s/ Kurt C. Jomo
                                           ------------------------------
                                             Title: Managing Directory

                                INITIAL LENDERS
                                ---------------

                                                   CITIBANK, N.A.


                                                   By /s/ Paul Trefrey
                                                     -------------------------
                                                       Title: Vice President


                                                   CHEMICAL BANK


                                                   By /s/ William Rindfuss
                                                     -------------------------
                                                       Title: Vice President

                                                     ALLIED IRISH BANKS, P.L.C.


                                                     By /s/ Marcia Meeker
                                                       -----------------------
                                                         Title: V. P.


                                                     By /s/
                                                       -----------------------
                                                         Title: S. V. P.


                                                     ARAB BANK PLC, GRAND CAYMAN


                                                     By /s/ Peter Boyadjian
                                                       -----------------------
                                                         Title: V. P.


                                                     THE ASAHI BANK, LTD.


                                                     By /s/ Mr. Junichi Yamada
                                                       -----------------------
                                                         Title: Senior Deputy
                                                                General Manager

                                                     BANK OF AMERICA ILLINOIS


                                                     By /s/ Adam Balbach
                                                       -----------------------
                                                         Title: Vice President


                                                     BANK OF MONTREAL


                                                     By /s/ D. Bruce Thomsen
                                                       -----------------------
                                                         Title: Director


                                                     THE BANK OF NEW YORK

                                                  By /s/ Paula M. DiPonzio
                                                    ---------------------------
                                                      Title: Vice President


                                                  BANK ONE, COLUMBUS, N.A.

                                                  By /s/ Wendy C. Mayhew
                                                    ---------------------------
                                                      Title:

                                                  BANQUE PARIBAS

                                                  By /s/ John J. McCormick
                                                    ---------------------------
                                                      Title: Assistant Vice
                                                             President

                                                  By /s/ Stan Berkman
                                                    ---------------------------
                                                      Title: Senior V. P.


                                                  BERLINER HANDELS-UND
                                                    FRANKFURTER BANK

                                                  By /s/ John Sykes /s/ Contos
                                                    ---------------------------
                                                      Title: AVP       VP


                                                  CAISSE NATIONALE DE CREDIT
                                                    AGRICOLE

                                                  By /s/
                                                    ---------------------------
                                                      Title: First V. P.


                                                  THE CHASE MANHATTAN BANK, N.A.

                                                  By /s/ Ellen Gertzog
                                                    ---------------------------

                                   Title: Vice President


                               COMERICA BANK

                               By /s/ Hugh G. Porter
                                 -----------------------------------------
                                   Title: Vice President


                               COMMERZBANK AKTIENGE SELLSCHAFT,
                                 GRAND CAYMAN BRANCH

                               By /s/ Basu            /s/ Mark D.Monson
                                 -----------------------------------------
                                   Title: First Vice      Vice
                                          President       President

                               CREDIT LYONNAIS
                                 CAYMAN ISLAND BRANCH

                               By /s/ W. Michael George
                                 -----------------------------------------
                                   Title: Authorized Signature


                               CREDIT SUISSE

                               By /s/ Christopher Eldin  /s/ Daniela E. Hess
                                 -----------------------------------------
                                   Title: Member of Senior     Associate
                                          Management

                               DEUTSCHE BANK AG NEW YORK
                                 AND/OR CAYMAN ISLANDS
                                 BRANCHES

                               By /s/ Jeffrey N. Wieser  /s/ Gregory M. Hill
                                 -------------------------------------------
                                   Title: Director           Vice President

                                               THE FIFTH THIRD BANK

                                               By /s/ Timothy Elsbrock
                                                 ------------------------------
                                                    Title: A. V. P.


                                               THE FIRST NATIONAL BANK OF
                                                 BOSTON

                                               By /s/ Rod Guinn
                                                 ------------------------------
                                                    Title: Vice President


                                               THE FIRST NATIONAL BANK
                                                 OF CHICAGO

                                               By /s/ Paul E. Rigby
                                                 ------------------------------
                                                    Title: Vice President


                                               THE FIRST NATIONAL BANK
                                                 OF MARYLAND

                                               By /s/ Brooks W. Thropp
                                                 ------------------------------
                                                    Title: Vice President


                                               FLEET BANK OF MASSACHUSETTS, N.A.

                                               By /s/ Maryann S. Smith
                                                 ------------------------------
                                                    Title: Vice President


                                               THE FUJI BANK, LIMITED,
                                                 NEW YORK BRANCH

                                     By /s/ Katsunori Nozawa
                                       ---------------------------
                                         Title: Vice President and
                                                Manager

                                     THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED

                                     By /s/
                                       ---------------------------
                                         Title: Senior Vice President
                                                and Senior Manager

                                     MELLON BANK, N.A.

                                     By /s/ Gary J. Gegick
                                       ---------------------------
                                         Title: Vice President

                                     NATIONSBANK OF
                                       SOUTH CAROLINA, N.A.

                                     By /s/
                                       ---------------------------
                                         Title: Assistant Vice
                                                President

                                     THE NIPPON CREDIT BANK, LTD.

                                     By /s/ Lori Ravit
                                       ---------------------------
                                         Title: Assistant Vice
                                                President

                                     PNC BANK, OHIO, NATIONAL
                                       ASSOCIATION


                                     By /s/ David Melin
                                       ---------------------------
                                         Title: Commercial Banking
                                                Officer

                                           THE SANWA BANK LIMITED,
                                             NEW YORK BRANCH

                                           By /s/ Kabota
                                             ------------------------
                                                Title: Vice President


                                           SHAWMUT BANK, N.A.
                                           By /s/ Richard M. Seufert
                                             ------------------------
                                                Title: Vice President


                                           SOCIETE GENERALE

                                           By /s/ Seth Asofsky
                                             ------------------------
                                                Title: Vice President


                                           SOCIETY NATIONAL BANK

                                           By /s/ John Langenderfer
                                             ------------------------
                                                Title: Vice President


                                           STAR BANK, N.A.

                                           By /s/ Nancy J. Cracolice
                                             ------------------------
                                                Title: Vice President


                                           THE SUMITOMO BANK, LIMITED
                                             NEW YORK BRANCH

                                           By /s/ Yoshinori Kawamura
                                             ------------------------
                                                Title: Joint General Manager

                                                  THE SUMITOMO TRUST & BANKING
                                                    CO., LTD. NEW YORK BRANCH

                                                  By /s/
                                                    ---------------------------
                                                       Title: Deputy General
                                                              Manager

                                                  UNION BANK OF FINLAND, LTD.
                                                    GRAND CAYMAN BRANCH

                                                  By /s/
                                                    ---------------------------
                                                       Title: Senior Vice
                                                              President

                                                  By /s/ Eric I. Mann
                                                    ---------------------------
                                                       Title: Vice President


                                                  WACHOVIA BANK OF GEORGIA, N.A.

                                                  By /s/
                                                    ---------------------------
                                                       Title: S. V. P.